Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291872

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 1, 2025)

41,379,311 Common Shares

We are offering 41,379,311 common shares, par value $1.50 per share.

Our common shares are listed on the New York Stock Exchange under the symbol “AGRO.” The last reported sale price of our common shares on the New York Stock Exchange on December 11, 2025 was $7.38 per share.

We have granted the underwriters an option for a period of 30 days to purchase an additional 1,111,035 common shares.

Our controlling shareholder, Tether Investments S.A. de C.V., has agreed to purchase 30,344,827 common shares, and certain of our management and other investors have agreed to purchase an aggregate of 3,627,585 common shares in this offering at the public offering price.

Investing in our common shares involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$7.25	$300,000,005
Underwriting discounts and commissions*	$0.3263	$2,416,501
Proceeds, before expenses, to us	$6.9238	$297,583,504

* The underwriters will not receive any discounts or commissions in connection with the sale of 33,972,412 common shares to Tether or certain of our management and other investors. See “Underwriting” beginning on page S-19 of this prospectus supplement.

We have agreed to reimburse the underwriters for certain costs and expenses they incur in connection with this offering. See “Underwriting” beginning on page S-19 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers in the offering on or about December 15, 2025.

Global Coordinators and Joint Book-Running Managers

J.P. Morgan	BofA Securities

Joint Book-Running Managers

BTG Pactual	Citigroup	Itaú BBA

Prospectus Supplement dated December 11, 2025.

Page

Prospectus Supplement

Prospectus

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 1, 2025, provides more general information about us and our common shares. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, our responsibility is only that such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus is an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus supplement and the offering and sale of our common shares in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement should inform themselves about and observe such restrictions. This prospectus supplement does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

In this prospectus supplement, unless otherwise specified or if the context so requires:

•	References to the terms “Adecoagro S.A.,” “Adecoagro,” “we,” “us,” “our,” “our company” and “the company” refer to the registrant, Adecoagro S.A., a joint stock corporation organized under the form of a société anonyme under the laws of the Grand Duchy of Luxembourg, and its subsidiaries.

•	References to “U.S. dollars,” “dollars,” “U.S.$” or “$” are to the U.S. dollar.

•	Unless stated otherwise, references to “sales” are to the consolidated sales of goods and services rendered.

•	References to “IFRS” are to IFRS Accounting Standards issued by the International Accounting Standards Board (“IASB”) together with the interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

•	References to our “Annual Report on Form 20-F” or “Form 20-F” are to the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 24, 2025, and incorporated herein by reference.

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•	References to our “Audited Consolidated Financial Statements” are to the Company’s audited consolidated financial statements as of and in the year ended December 31, 2024 included in the Form 20-F, and incorporated herein by reference.

•	References to “SEC” are to the Securities and Exchange Commission.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The forward-looking statements are contained principally under the caption “Risk Factors” of this prospectus supplement and the accompanying prospectus and in Items 3, 4 and 5 of our Annual Report on Form 20-F, which is incorporated herein by reference. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “believe,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “project,” “outlook,” “target,” “estimate,” “assume,” as well as variations of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. The forward-looking statements included in this prospectus and the documents incorporated in it by reference relate to, among others:

•	our business prospects and future results of operations;

•	weather and other natural phenomena;

•	developments in, or changes to, the laws, regulations and governmental policies governing our business, including limitations on ownership of farmland by foreign entities in certain jurisdictions in which we operate, environmental laws and regulations and the effects of the imposition of tariffs, the modification of trade agreements between countries or other international trade restrictions, as well as the related countermeasures taken by the countries impacted by such policies;

•	the implementation of our business strategy;

•	the correlation between petroleum, ethanol and sugar prices;

•	our plans relating to acquisitions (including our pending acquisition of Profertil S.A. (“Profertil”), joint ventures, strategic alliances or divestitures, and to consolidate our position in different businesses;

•	the efficiencies, cost savings and competitive advantages resulting from acquisitions;

•	the implementation of our financing strategy and capital expenditure plan;

•	the maintenance of our relationships with customers;

•	the competitive nature of the industries in which we operate;

•	the cost and availability of financing;

•	future demand for the commodities we produce;

•	international prices for commodities;

•	the condition of our land holdings;

•	our relationship with Tether as our controlling shareholder and its affiliates, and any related conflicts of interest;

•	the development of the logistics and infrastructure for transportation of our products in the countries where we operate;

S-iv

•	our expectations regarding general market conditions as a result of the current geopolitical and economic instability, developments and further escalation of events, including, but not limited to, rising inflation and interest rates, and the outbreak of any pandemics or epidemics;

•	the performance of the South American and world economies;

•	the relative value of the Brazilian Real, the Argentine Peso and the Uruguayan Peso compared to other currencies;

•	the ongoing war between Russia and Ukraine and the Israel-Hamas military conflict and the resulting increased tensions in the Middle East region; and

•	the factors discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference.

Given these uncertainties, you should be cautioned that these statements may, and often do, vary from actual results. Therefore, you should not place undue reliance on these forward-looking statements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the risks listed under the caption “Risk Factors” of this prospectus supplement and the accompanying prospectus and in Item 3 of our Annual Report on Form 20-F, which is incorporated herein by reference.

Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Our actual results could be materially different from our expectations. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus and the documents incorporated in it by reference might not occur, and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, inclusive, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

S-v

NON-IFRS FINANCIAL MEASURES (UNAUDITED)

Adecoagro Non-IFRS Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with IFRS, we use the following non-IFRS financial measures in this prospectus supplement, which are based on the information derived from the consolidated financial statements:

•	Adjusted Consolidated EBITDA;

•	Adjusted Segment EBITDA;

•	Adjusted Net Income;

•	Net debt;

•	Net debt to Adjusted Consolidated EBITDA Ratio; and

•	Adjusted Free Cash Flow from Operations

In particular, Adjusted Consolidated EBITDA and Adjusted Segment EBITDA are based on information that is derived from our segment information in the consolidated financial statements. Please refer to Note 3 to our consolidated financial statements - Segment Information in our Annual Report on Form 20-F.

In this section, we provide an explanation of each of our non-IFRS financial measures. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with IFRS.

We use non-IFRS measures to internally evaluate and analyze financial results. We believe these non-IFRS financial measures provide investors with useful supplemental information about the liquidity and financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-IFRS financial measures.

There are limitations associated with the use of non-IFRS financial measures as an analytical tool. In particular, many of the adjustments to our IFRS financial measures reflect the exclusion of items, such as depreciation of property, plant and equipment and amortization of intangible assets, changes in fair value and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-IFRS financial measures or definitions used by other companies, limiting their usefulness for comparison purposes.

Adjusted Consolidated EBITDA and Adjusted Segment EBITDA

We present Adjusted Consolidated EBITDA and Adjusted Segment EBITDA in this prospectus supplement as supplemental measures of performance of our company and of each operating segment, respectively, which are not required by, or presented in accordance with IFRS.

Adjusted Consolidated EBITDA equals the sum of our Adjusted Segment EBITDA for each of our operating segments. We define “Adjusted Consolidated EBITDA” as (i) consolidated net profit (loss) for the period, as applicable, before interest expense, income taxes, depreciation of property, plant and equipment, amortization of intangible assets, net gain or loss from fair value adjustments of investment property land, foreign exchange gains or losses, other net financial results, bargain purchase gain on acquisition and any charges related to impairments (ii) adjusted by those items, that do not impact profit and loss, but are recorded directly in shareholders’ equity, including (a) the gains or losses from disposals of noncontrolling interests in subsidiaries whose main underlying asset is farmland, reflected under the line item: “Reserve from the sale of noncontrolling interests in subsidiaries” and (b) the net increase in value of sold farmland, which is recognized in either revaluation surplus or retained earnings and reflected in shareholders’ equity under the line item “Reverse of revaluation surplus derived from disposals of assets”; and (iii) net of the combined effect of the application of IAS 29 and IAS 21 from the Argentine operations included in profit from operations.

S-vi

We define “Adjusted Segment EBITDA” for each of our operating segments as (i) the segment’s share of consolidated profit (loss) from operations per segment information for the period, as applicable, before depreciation of property, plant and equipment and amortization of intangible assets, bargain purchase gain on acquisition and any charges related to impairments, (ii) adjusted by those items, that do not impact profit and loss, but are recorded directly in shareholders’ equity, including (a) the gains or losses from disposals of noncontrolling interests in subsidiaries whose main underlying asset is farmland, reflected under the line item “Reserve from the sale of noncontrolling interests in subsidiaries” and (b) the net increase in value of sold farmland, which is recognized in either revaluation surplus or retained earnings, and reflected in shareholder’ equity under the line item “Reverse of revaluation surplus derived from disposals of assets;” and (iii) net of the combined effect of the application of IAS 29 and IAS 21 to our Argentine operations included in profit from operations.

We believe that Adjusted Consolidated EBITDA and Adjusted Segment EBITDA are important measures of operating performance for our company and each operating segment, respectively, because they allow investors to evaluate and compare our consolidated operating results and to evaluate and compare the operating performance of our segments, respectively, including our return on capital and operating efficiencies, from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), tax consequences (income taxes), bargain purchase gain on acquisition, any charges related to impairments, foreign exchange gains or losses and other financial results. In addition, by including the gains or losses from disposals of noncontrolling interests in subsidiaries whose main underlying asset is farmland, investors can also evaluate and compare the full value and returns generated by our land transformation activities. Other companies may calculate Adjusted Consolidated EBITDA and Adjusted Segment EBITDA differently, and therefore our Adjusted Consolidated EBITDA and Adjusted Segment EBITDA may not be comparable to similar measures used by other companies. Adjusted Consolidated EBITDA and Adjusted Segment EBITDA are not measures of financial performance under IFRS and should not be considered in isolation or as an alternative to consolidated net profit (loss), cash flows from operating activities, segment profit from operations and other measures determined in accordance with IFRS. Items excluded from Adjusted Consolidated EBITDA and Adjusted Segment EBITDA are significant and necessary components to the operations of our business, and, therefore, Adjusted Consolidated EBITDA and Adjusted Segment EBITDA should only be used as a supplemental measure of our company’s operating performance, and of each of our operating segments, respectively. We also believe Adjusted Consolidated EBITDA and Adjusted Segment EBITDA are useful for securities analysts, investors and others to evaluate and compare the financial performance of our company and other companies in the agricultural industry. These non-IFRS measures should be considered in addition to, but not as a substitute for or superior to, the information contained in either our statements of income or segment information.

Adjusted Net Income

We define Adjusted Net Income as (i) profit / (loss) of the period before net gain / (losses) from fair value adjustments of investment property land, bargain purchase gain on acquisition and any impairment charges; plus (ii) any non-cash finance costs resulting from foreign exchange gain/losses for such period for companies with functional currency different than US Dollar, which are composed by both exchange differences and cash flow hedge transfer from equity, included in Financial Results, net, in our statement of income; net of the related income tax effects, plus (iii) gains or losses from disposals of non-controlling interests in subsidiaries whose main underlying asset is farmland, which are reflected in our shareholders’ equity under the line item “Reserve from the sale of non-controlling interests in subsidiaries” if any, plus (iv) the reversal of the aforementioned income tax effect, plus (v) inflation accounting effect; plus (vi) the net increase in value of sold farmland, which has been recognized in either revaluation surplus or retained earnings, if any.

We believe that Adjusted Net Income is an important measure of performance for our company allowing investors to properly assess the impact of the results of our operations in our equity. In fact, results arising from the revaluation effect of our net monetary position held in foreign currency in the countries where our functional currency is the local currency do not affect the equity of the Company, when measured in foreign / reporting currency. Conversely, the tax effect resulting from the aforementioned revaluation effect does impact the equity of the Company, since it reduces/increases the income tax to be paid in each country. Accordingly, we have added back the income tax effect to Adjusted Net Income.

In addition, by including the gains or losses from disposals of non-controlling interests in subsidiaries whose main underlying asset is farmland, investors can also include the full value and returns generated by our land transformation activities.

S-vii

Other companies may calculate Adjusted Net Income differently, and therefore our Adjusted Net Income may not be comparable to similar measures used by other companies. Adjusted Net Income is not a measure of financial performance under IFRS and should not be considered in isolation or as an alternative to consolidated net profit (loss). This non-IFRS measure should be considered in addition to, but not as a substitute for or superior to, the information contained in our consolidated financial statements.

Net Debt and Net Debt to Adjusted Consolidated EBITDA Ratio

Net debt is defined as the sum of current and non-current borrowings, less cash and cash equivalents and short-term investments. This measure is widely used by management.

Management is consistently tracking our leverage position and our ability to repay and service our debt obligations over time. We have therefore set a leverage ratio target that is measured by net debt divided by Adjusted Consolidated EBITDA.

We believe that the ratio of net debt to Adjusted Consolidated EBITDA provides useful information to investors because management uses it to manage our debt-equity ratio in order to promote access to capital markets and our ability to meet scheduled debt service obligations.

Adjusted Free Cash Flow from Operations

We define Adjusted Free Cash Flow from Operations as the aggregate of (i) net cash generated from operating activities net of the combined effect of the application of IAS 29 and IAS 21 on our Argentine operations, less (ii) net cash used in investing activities net of the combined effect of the application of IAS 29 and IAS 21 on our Argentine Operations -excluding the net of the combined effect in other financial income-, less (iii) interest paid net of the combined effect of the application of IAS 29 and IAS 21 on our Argentine operations, plus (iv) proceeds from the sale of noncontrolling interest in subsidiaries; less (v) lease payments, less (vi) dividends paid to noncontrolling interest plus (vii) the net of acquisition/disposal of short-term investments net of the combined effect of the application of IAS 29 and IAS 21 on our Argentine operations, less (viii) other financial income derived from gains on bond arbitrage transactions, less (ix) expansion capital expenditures.

We believe that the measures Adjusted Free Cash Flow from Operations is an important measure of liquidity that enable investors to draw important comparisons year to year of the amount of cash generated by the Company’s principal business and financing activities, after paying for recurrent items, including interest and taxes.

Profertil Non-IFRS Measures

Considering the probable acquisition and the necessity for investors to understand the historical performance of Profertil, we present below the Profertil non-IFRS financial measures.

These measures are defined based on the same principles as Adecoagro’s metrics but applied to Profertil’s financial information.

We define Profertil’s “Adjusted EBITDA” as Profertil’s profit for the period/year less Income tax, Financial results, net and Depreciation of Property, plant and equipment.

We define Profertil’s “Adjusted Net Income” in the same manner as our Adjusted Net Income, as applicable to Profertil’s financial information.

We define Profertil’s “Adjusted Net Debt” as Profertil’s sum of current and non-current financial debt, less cash and cash equivalents and current investments in financial assets.

The preceding definitions of Profertil's non-IFRS financial measures have been determined by Adecoagro’s management for the purpose of presentation to investors in the context of the potential transaction. They do not reflect the internal performance metrics used by Profertil’s management.

S-viii

Non-IFRS Financial Measures and Reconciliations

Adecoagro

The following tables show a reconciliation of Adjusted Segment EBITDA to our segments’ profit / (loss) from operations before financing and taxation, the most directly comparable IFRS financial measure, a reconciliation of Adjusted Consolidated EBITDA to our net profit (loss) for the period, the most directly comparable IFRS financial measure, a reconciliation of Adjusted Net Income to Profit for the period, the most directly comparable IFRS financial measure, and the Adjusted Free Cash Flow from Operations and the reconciliation of Adjusted Free Cash Flow from Operations to Net increase/(decrease) in cash and cash equivalents.

	Nine Months Ended September 30, 2025
	Crops	Rice	Dairy	Farming Subtotal	Sugar, Ethanol and Energy	Corporate	Total
	(In thousands of $)
Adjusted Segment EBITDA
Profit/(Loss) from Operations as per Segment Information	(22,391)	4,812	13,398	(4,181)	98,417	(32,501)	61,735
Net (gain) from Fair value adjustment of investment property as per Segment Information	—	(3,122)	—	(3,122)	—	—	(3,122)
Depreciation of Property, Plant and Equipment and amortization of Intangible Assets as per Segment Information	4,252	12,058	10,185	26,495	120,001	1,262	147,758
Adjusted Segment EBITDA	(18,139)	13,748	23,583	19,192	218,418	(31,239)	206,371

Reconciliation to Profit
Profit for the period							8,091
Income tax (benefit)							(2,002)
Interest expense, net							28,013
Foreign exchange, net							(12,323)
Other financial results - Net loss of inflation effects on the monetary items							6,029
Other financial results, net							38,378
Combined effects of IAS 29 and IAS 21 of the Argentine subsidiaries of Profit from operations							(4,451)
Net (gain) from Fair value adjustment of investment property as per Segment Information							(3,122)
Depreciation of Property, Plant and Equipment and amortization of Intangible Assets as per Segment Information							147,758
Adjusted Consolidated EBITDA							206,371

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	For the year ended December 31, 2024
	Crops	Rice	Dairy	Farming Subtotal	Sugar, Ethanol and Energy	Corporate	Total
	(In thousands of $)
Adjusted Segment EBITDA
Profit/(Loss) from Operations as per Segment Information	(10,380)	17,250	21,504	28,374	175,154	(24,422)	179,106
Net loss from Fair value adjustment of investment property as per Segment Information	588	18,137	—	18,725	—	—	18,725
Reverse of revaluation surplus derived from the disposals of assets before taxes	9,024	—	—	9,024	—	—	9,024
Impairment of assets destroyed by fire	14,162	—	—	14,162	—	—	14,162
Depreciation of Property, Plant and Equipment and amortization of Intangible Assets as per Segment Information	5,698	14,798	12,219	32,715	189,006	1,523	223,244
Adjusted Segment EBITDA	19,092	50,185	33,723	103,000	364,160	(22,899)	444,261

Reconciliation to Profit
Profit for the year							92,101
Income tax (benefit)							(57,015)
Interest expense, net							24,821
Foreign exchange, net							37,569
Other financial results - Net (gain) of inflation effects on the monetary items							(2,421)
Other financial results, net							87,243
Combined effects of IAS 29 and IAS 21 of the Argentine subsidiaries of Profit from operations							(3,192)
Revaluation surplus derived from the disposals of assets before taxes							9,024
Net loss from Fair value adjustment of investment property as per Segment Information							18,725
Impairment of assets destroyed by fire							14,162
Depreciation of Property, Plant and Equipment and amortization of Intangible Assets as per Segment Information							223,244
Adjusted Consolidated EBITDA							444,261

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	Nine Months Ended September 30, 2024
	Crops	Rice	Dairy	Farming Subtotal	Sugar, Ethanol and Energy	Corporate	Total
	(In thousands of $)
Adjusted Segment EBITDA
Profit/(Loss) from Operations as per Segment Information	(7,547)	23,260	17,046	32,759	116,890	(18,168)	131,481
Net loss from Fair value adjustment of investment property as per Segment Information	588	17,600	—	18,188	—	—	18,188
Reverse of revaluation surplus derived from the disposals of assets before taxes	9,024	—	—	9,024	—	—	9,024
Impairment of assets destroyed by fire	14,162	—	—	14,162	—	—	14,162
Depreciation of Property, Plant and Equipment and amortization of Intangible Assets as per Segment Information	6,061	10,539	8,458	25,058	141,981	1,117	168,156
Adjusted Segment EBITDA	22,288	51,399	25,504	99,191	258,871	(17,051)	341,011

Reconciliation to Profit
Profit for the year							75,923
Income tax expense							(39,980)
Interest expense, net							19,971
Foreign exchange, net							5,051
Other financial results - Net loss of inflation effects on the monetary items							1,911
Other financial results, net							71,876
Combined effects of IAS 29 and IAS 21 of the Argentine subsidiaries of Profit from operations							(3,271)
Revaluation surplus derived from the disposals of assets before taxes							9,024
Net loss from Fair value adjustment of investment property as per Segment Information							18,188
Impairment of assets destroyed by fire							14,162
Depreciation of Property, Plant and Equipment and amortization of Intangible Assets as per Segment Information							168,156
Adjusted Consolidated EBITDA							341,011

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	For the year ended December 31, 2023
	Crops	Rice	Dairy	Farming Subtotal	Sugar, Ethanol and Energy	Corporate	Total
	(In thousands of $)
Adjusted Segment EBITDA
Profit/(Loss) from Operations as per Segment Information	8,603	33,891	17,572	60,066	219,734	(23,675)	256,125
Net (gain) from Fair value adjustment of investment property	(10,199)	(1,176)	—	(11,375)	—	—	(11,375)
Reverse of revaluation surplus derived from the disposals of assets before taxes	20,245	—	—	20,245	—	—	20,245
Depreciation and amortization	8,330	15,154	10,913	34,397	175,903	1,275	211,575
Adjusted Segment EBITDA	26,979	47,869	28,485	103,333	395,637	(22,400)	476,570

Reconciliation to Profit
Profit for the year							226,721
Income tax expense							78,673
Interest expense, net							24,772
Foreign exchange, net							(90,930)
Other financial results - Net (gain) of inflation effects on the monetary items							(28,816)
Other financial results, net							31,145
Combined effects of IAS 29 and IAS 21 of the Argentine subsidiaries of Profit from operations							14,560
Revaluation surplus derived from the disposals of assets before taxes							20,245
Net (gain) from Fair value adjustment of investment property							(11,375)
Depreciation and amortization							211,575
Adjusted Consolidated EBITDA							476,570

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Adjusted Net Income

	For the Nine Months ended September 30,		For the year ended December 31,
	2025	2024	2024	2023
	(In thousands of $)

Profit for the year	8,091	75,923	92,101	226,721
Foreign exchange gains, net	(12,323)	5,051	37,569	(90,930)
Cash flow hedge – transfer from equity	—	28,224	28,650	36,863
Other financial results - Net (gain) / loss of inflation effects on monetary items	6,029	1,911	(2,421)	(28,816)
Net (gain) / loss from fair value adjustment of investment property	(3,614)	22,484	23,375	(10,620)
Impairment of assets destroyed by fire	—	14,036	14,259	—
Revaluation surplus of farmland sold	—	9,024	9,024	20,245
Adjusted Net income	(1,817)	156,653	202,557	153,463

	Nine Months Ended September 30,		Year Ended December 31,
	2025	2024	2024		2023
	(In thousands of $)
Indebtedness
Net Debt	871,509	645,818	522,215		502,531
Net Debt / Adjusted Consolidated EBITDA	—	—	1.18	x	1.05	x
Reconciliation - Net Debt
Net Debt	871,509	645,818	522,215		502,531
Cash and cash equivalents	339,998	198,255	211,244		339,781
Restricted short-term investments	25,464	15,351	46,097		62,637
Total Borrowings	1,236,971	859,424	779,556		904,949

Adjusted Free Cash Flow from Operations

	For the Nine Months ended September 30,		For the year ended December 31,
	2025	2024	2024	2023
	(In thousands of $)

Net cash generated from operating activities	138,691	164,867	328,331	434,907
Net cash used in investing activities	(262,529)	(147,055)	(231,565)	(111,552)
Interest paid	(44,930)	(19,064)	(24,629)	(55,476)
Lease payments	(85,102)	(80,756)	(98,478)	(104,097)
Dividends paid to non-controlling interest	—	(376)	(736)	—
Short-term investments	(7,205)	(43,840)	(14,510)	(35,610)
Reversal of Expansion Capital expenditures	181,194	71,587	104,067	67,119
Other financial income	—	(194)	(238)	(54,687)
IAS 29 & IAS 21 effect for operating Activities	(10,969)	67,244	102,797	16,383
IAS 29 & IAS 21 effect for investing Activities - less the effect over gains on bond arbitrage transactions included in Other financial income	212	7,889	7,273	10,635
IAS 29 & IAS 21 effect for Interest Paid	6,386	(7,429)	(9,395)	8,253
IAS 29 & IAS 21 acquisition of short-term investments	(1,643)	—	(2,034)	—
Adjusted Free Cash Flow from Operations	(85,895)	12,873	160,883	175,875

S-xiii

Reconciliation of Adjusted Free Cash Flow from Operations to Net (decrease)/increase in Cash and Cash Equivalents

	For the Nine Months ended September 30,		For the year ended December 31,
	2025	2024	2024	2023
	(In thousands of $)
Net (decrease)/increase in cash and cash equivalents	128,902	(192,503)	(177,234)	114,612
Expansion Capital Expenditures	181,194	71,587	104,067	67,119

Net cash generated from financing activities	(252,740)	210,315	274,000	208,743
Interest Paid	(44,930)	(19,064)	(24,629)	(55,476)
Lease Payments	(85,102)	(80,756)	(98,478)	(104,097)
Dividends paid to non-controlling interest	—	(376)	(736)	—
Restricted short-term investment	(7,205)	(43,840)	(14,510)	(35,610)
Other financial income	—	(194)	(238)	(54,687)
IAS 29 & IAS 21 effect for operating activities	(10,969)	67,244	102,797	16,383
IAS 29 & IAS 21 effect for investing activities	212	7,889	7,273	10,635
IAS 29 & IAS 21 effect for interest paid	6,386	(7,429)	(9,395)	8,253
IAS 29 & IAS 21 acquisition of short-term investments	(1,643)	—	(2,034)	—

Adjusted Free Cash Flow from Operations	(85,895)	12,873	160,883	175,875

Profertil Non-IFRS Measures and Reconciliations

The following table shows a reconciliation of Profertil’s Adjusted EBITDA to its net profit (loss) for the period, the most directly comparable IFRS financial measure, and a reconciliation of Adjusted net debt to total financial debt, the most directly comparable IFRS financial measure.

	Nine Months Ended, September 30,		Year Ended December 31,
	2025	2024	2024	2023
	(In thousands of $)

Reconciliation of Adjusted EBITDA
Profit for the period / year	74,894	203,710	241,132	175,983
Income tax	49,362	(12,093)	2,050	166,126
Financial results, net	21,932	(1,571)	2,702	21,923
Depreciation of property, plant and equipment	25,476	25,211	33,715	33,210
Adjusted EBITDA (unaudited)	171,664	215,257	279,599	397,242

Adjusted Net Income

In the case of Profertil, considering Adecoagro´s definition of Adjusted net income and that it has USD as a functional currency, for Profertil, Profit for the year / period is equal to Adjusted net income for the year / period; hence, we are not presenting an Adjusted Net Income for Profertil.

S-xiv

Adjusted Net Debt

	Nine Months Ended, September 30, 2025	Year Ended December 31,
	(Unaudited)	2024	2023
	(In thousands of $)
Indebtedness
Adjusted Net debt	55,261	(93,478)	(175,862)
Reconciliation – Adjusted Net debt
Non-current Financial debt	54,325	10,560	—
Current Financial debt	180,414	4,623	21,328
Total Financial debt	234,739	15,183	21,328
Cash and cash equivalent	3,822	4,138	3,838
Investment in financial assets – current	175,656	104,523	193,352
Adjusted Net debt	55,261	(93,478)	(175,862)

S-xv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free-writing prospectus that we have authorized for use in connection with this offering. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including information incorporated by reference, including our consolidated financial statements and the related notes incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference therein.

About Adecoagro S.A.

Overview

We are a leading agro-industrial company in South America, with operations in Argentina, Brazil and Uruguay. We produce a wide range of agricultural products, including various crops, rice, raw milk and sugarcane, many of which we then industrialize and transform into value-added products, such as sugar, ethanol and dairy products. We are also involved in energy production and commercialization. Following the recently announced and pending acquisition of a 90% stake in Profertil, a leading producer of granular urea in South America, we will become a leading player in the nitrogen-based fertilizer sector, a critical market for agricultural production. Our sustainable business model is focused on (i) a low-cost production model that leverages growing or producing each of our agricultural products in regions where we believe we have competitive advantages, (ii) reducing the volatility of our returns through product and geographic diversification and use of advanced technology, (iii) benefiting from vertical integration in key segments of the agro-industrial chain, (iv) acquiring and transforming land to improve its productivity and realizing land appreciation through strategic dispositions, and (v) implementing sustainable production practices and technologies focused on long-term profitability.

We are entering the urea business through the pending acquisition of Profertil. In September 2025, we announced the acquisition of a 50% stake in Profertil from Nutrien S.A. (“Nutrien”), structured as an 80%-20% joint venture with Asociación de Cooperativas Argentinas (“ACA”). The total purchase price for Nutrien’s shares in Profertil, after certain price adjustments, is approximately $600 million, and of this amount, $480 million is for Adecoagro’s stake. The acquisition of Nutrien’s equity interests closed on December 10, 2025. In addition, on December 1, 2025, the Company submitted a binding offer to acquire YPF S.A.’s (“YPF”) 50% equity interest in Profertil under similar terms and conditions agreed for the 50% equity interests in Profertil to be acquired from Nutrien. If both the acquisitions of Nutrien’s and YPF’s equity interests in Profertil are consummated, the Company will have a 90% equity interest in Profertil and ACA will have a 10% equity interest. The acquisition of YPF’s equity interests remains subject to customary closing conditions and is expected to be completed before December 31, 2025.

As of September 30, 2025, through our Farming and Sugar & Ethanol businesses, we managed 607,591 hectares, of which 210,371 hectares through 17 farms in Argentina and 7 farms in Brazil. In terms of hectares, Argentina accounts for 94% of our own land portfolio and Brazil accounts for 6%. In addition, we own and operate several processing and manufacturing facilities including four rice mills, three rice conditioning facilities, one seed unit and one rice snack facility in Argentina, two rice mills in Uruguay, four dairy free-stall facilities, two milk processing facilities and two biodigesters in Argentina, one peanut processing facility and one sunflower processing facility in Argentina, two grain handling and conditioning plants in Argentina, and three sugar and ethanol mills in Brazil and one biodigester.

For the nine-month period ended September 30, 2025, we had $1.0 billion in revenue compared to $1.1 billion in the same period of 2024, and profit for the period of $8.1 million compared to a profit of $75.9 million in the same period of 2024. For the nine-month period ended September 30, 2025, we had Adjusted EBITDA of $206.4 million compared to Adjusted EBITDA of $341.0 million in the same period of 2024. As of September 30, 2025, we had $3.6 billion in total assets.

The acquisition of Profertil marks a transformative step for the company, further diversifying Adecoagro’s portfolio and reducing exposure to existing market risks.

We believe that we are:

•	one of the largest owners of productive farmland in South America;

•	a leading producer of grains and oilseeds in South America. During the 2024/2025 harvest-year, we harvested 240,542 hectares and produced 732,340 tons of grains, including soybeans, corn, wheat, peanut, sunflower and cotton, among others. As of end of October 2025, we seeded 70,783 hectares or 39.2% of the planting plan related to our 2025/2026 harvest-year;

•	one of the largest fully integrated producers of rough (unprocessed) rice in the world, planting 64,438 hectares and producing 513,885 tons during the 2024/2025 harvest-year. As of end of October 2025, we seeded 53,735 hectares or 93% of the planting plan related to our 2025/2026 harvest-year. We are also a large processor and exporter of white rice (processed) in Argentina and Uruguay. Moreover, we are a leading retailer of rice products, including four popular brands—Molinos Ala, Apóstoles, 53 and Mucho Gusto;

•	a leading dairy producer in South America in terms of cutting-edge technology, productivity per cow and grain conversion efficiencies, producing 199.1 million liters of raw milk during 2024, and adding value in our processing facilities by processing 354.5 million liters of raw milk sourced from our dairy farms and third parties. As of September 30, 2025, we produced and processed 145.5 million and 297.4 million liters of raw milk, respectively. We are a leading retailer of dairy products, including three popular brands—Las Tres Niñas, Apóstoles and Angelita;

•	an efficient sugarcane producer and processor in Brazil, where we manage a plantation of 227,833 hectares and three sugar and ethanol mills. During 2024, we crushed 12.8 million tons of sugarcane, and produced 832,389 tons of sugar, 532,715 cubic meters of ethanol and exported 743,488 MWh of renewable electricity to the local grid. As of September 30, 2025, we crushed 9.8 million tons of sugarcane, and produced 518,381 tons of sugar, 445,553 cubic meters of ethanol and exported 508,451 MWh of renewable electricity to the local grid;

•	one of the leading companies in South America in the acquisition and transformation of undermanaged land to more productive uses, generating higher cash yields. Over the last 18 fiscal years, in aggregate, we have sold over 110,000 hectares, generating capital gains of more than $260 million. The results of these transactions are disclosed within the Crops or Rice segment, depending on the utilization of the farm; and

•	through the pending acquisition of Profertil, we will become the leading player in Argentina’s urea market, holding approximately 60% market share. This positions Adecoagro at the forefront of an industry that plays a fundamental role in Argentina’s agricultural sector. Argentina today is a net importer of urea—as is South America—relying on imports to meet substantial domestic demand that exceeds local production capacity. In addition, urea accounts for more than 80% of the consumption of global nitrogen-based fertilizers, while nitrogen-based fertilizers represent more than 55% share of total global fertilizers.

We are engaged in two main businesses: our Sugar, Ethanol and Energy business based in Brazil; and our Farming business which is mainly based in Argentina and Uruguay, and includes our Crops, Rice and Dairy operations.

Sugar, Ethanol & Energy Business

We cultivate and harvest sugarcane, which is then processed in our own mills to produce sugar, ethanol and energy. As of September 30, 2025, we managed 227,833 hectares of sugarcane plantations in the Brazilian states of Mato Grosso do Sul and Minas Gerais, of which 12,951 hectares are owned and 214,882 hectares are planted on land leased by us under long-term agreements. We use different techniques to maximize sugarcane production.

We own and operate three sugar and ethanol mills—UMA, Angélica and Ivinhema—with a total crushing capacity of 14.2 million tons of sugarcane per year. Our mills produce both sugar and ethanol, and accordingly, we have some flexibility to adjust our production (within certain capacity limits that generally vary between 40% and 80%) between sugar and ethanol, to take advantage of more favorable market demand and prices at given points in time. By using a by-product of the milling process which is the bagasse (the fiber of the sugarcane), we cogenerate renewable electricity which is used to power our mills, and we then sell the balance to the local grid via long-term contracts and spot transactions.

In addition, we use vinasse, a byproduct of the ethanol production process, as potassium biofertilizer in our sugarcane plantation and as an input to produce biogas in our biodigester. Biogas can be used in the production of renewable energy or converted into biomethane to replace diesel consumption. Once cleaned and compressed, biogas is converted into biomethane which can be used as biofuel in adapted vehicles, such as trucks and cars.

Farming Business

As of September 30, 2025, we own 197,417 hectares of farmland in Argentina. During the 2024/2025 harvest-year, we held leases or entered into agricultural partnerships for an additional 161,945 hectares of arable land.

Our Farming business is subdivided into three main businesses:

•	Crops: We produce a wide range of agricultural commodities, including soybean, corn, wheat, peanut, sunflower and cotton, among others. In Argentina, our farming activities are primarily conducted in the Argentine Humid Pampas region, where agro-ecological conditions are optimal for low-cost production, as well as in the northern region of the country and in the center-west region of Uruguay. We own two grain handling and conditioning facilities, in addition to one processing facility for peanuts and one for sunflower, where we process our production as well as third-party production, and turn them into higher value-added products which are later exported. Our crop production is closely integrated with our dairy operations, as we utilize a portion of our harvested grains and dedicated forage crops to supply feed for our cow herd, supporting both efficiency and sustainability across our value chain.

•	Rice: We own a fully integrated rice operation. We produce irrigated rice in the northeastern provinces of Argentina and in Uruguay, where the availability of water, sunlight, and fertile soil results in a coveted region for the low-cost production of rice. We own one seed unit to develop seed genetics, four rice mills and one rice snack facility in Argentina and two rice mills in Uruguay that process our own production, as well as rice purchased from third parties. In 2006, we acquired the trademark Molinos Ala, which we use to commercialize our production in the domestic Argentine retail market. Over the years, we have expanded our product portfolio to include different rice varieties—such as Carnaroli, Yamaní, Parboiled, and others—as well as healthy rice snacks. Our rice business is supported by a strong presence in both the domestic and export markets, with a portfolio of recognized brands and the flexibility to adapt to changing consumer preferences in Argentina and neighboring countries.

•	Dairy: Through the production of raw milk, we are able to transform forage and grains into value-added animal protein. We operate four free-stall dairies in Argentina with an average occupancy of 14,457 cows as of September 30, 2025, which allow us to optimize our use of resources (land, cows and capital), increase our productivity and maximize the conversion of forage and grain into raw milk. We also own two milk processing facilities where we produce ultra-high temperature (“UHT”) milk, powder milk, semi-hard cheese, cream and chocolate milk, among other products, with the flexibility to sell to both the domestic and export market based on relative profitability. In 2019, we acquired Las Tres Niñas and Angelita trademarks, both of which are well-known in Argentina. Since their acquisition, we have been working in product development and launching new dairy products, including Argentina’s first ambient yogurt-based dairy product, while expanding our domestic and international presence. Moreover, we have constructed two biodigesters with a total installed capacity of 3.4 MW that generate and deliver electricity to the local power grid by burning biogas extracted from effluents produced by our dairy cattle, supporting our commitment to circular production and sustainability in our dairy operations.

Fertilizer Business – Pending Acquisition of Profertil

The pending acquisition of Profertil represents a highly strategic opportunity for Adecoagro. Profertil stands out as a best-in-class asset within the fertilizer industry, distinguished by its market leadership, operational excellence, and robust financial performance. This transaction is fully aligned with our strategy to have a diversified agro-industrial platform, enabling us to expand into a sector that is both complementary to our core business and critical to the broader agricultural value chain.

Profertil was founded in 1996 and has established itself as the dominant force in Argentina’s urea market, accounting for approximately 60% of domestic consumption. The company operates a state-of-the-art production complex in Bahía Blanca, which is strategically positioned to benefit from direct access to Argentina’s vast natural gas reserves and major export markets. Profertil’s annual production capacity stands at approximately 1.3 million tons of urea and 790 thousand tons of ammonia. Over the past two fiscal years, the company has delivered robust financial results, with annual revenues of $667 million and $762 million in 2024 and 2023, respectively; and Adjusted EBITDA of $280 million, and $397 million in 2024 and 2023, supported by a highly experienced management team with proven track record.

Profertil’s operations are fully integrated, from the procurement of natural gas (its main input) to the production, storage, and distribution of granular urea and ammonia. The company has secured reliable long-term agreements for the supply of gas and electricity, including 100% renewable energy supply contracts.

Profertil also operates a network of storage, logistics and distribution facilities across Argentina, including major hubs in Puerto General San Martín, San Nicolás, Necochea, and Loma Paraguaya. The company employed 392 people as of December 31, 2024 and is recognized for its operational excellence, safety standards, and environmental management.

The acquisition of Profertil represents a unique opportunity to acquire a best-in-class company, underpinned by several key strategic considerations:

•	Profertil is uniquely positioned as the sole Argentinian producer of urea a nitrogen-based fertilizer that is essential for agricultural production. Argentina today is a net importer of urea, relying on imports to meet substantial domestic demand that exceeds local production capacity.

•	Profertil benefits from access to Vaca Muerta, one of the world’s largest and lowest-cost natural gas basins, which is a key driver of competitive production costs in the fertilizer sector. With gas representing approximately 60% of urea production cash cost (excluding depreciation of property, plant and equipment and Internal Transfers), Vaca Muerta’s low-cost supply positions Profertil to unlock scalable growth across Argentina’s fertilizer value chain.

•	The company’s location in Bahía Blanca provides logistical advantages, including efficient access to natural gas pipelines and export infrastructure, which are critical for maintaining its status as a low-cost producer.

•	Profertil has demonstrated consistent cash generation and strong Adjusted EBITDA margins.

•	Highly experienced management team with proven track record.

We believe this acquisition is an excellent fit for our agro-industrial platform, allowing us to further diversify our operations. The integration of Profertil will strengthen Adecoagro’s resilience to market volatility, extend its earnings base and potentially unlock significant long-term value through increased cash flow and strategic growth opportunities.

Our Corporate Structure

The following chart summarizes our corporate structure.

Recent Developments

2025 Shareholder Distributions

In line with our commitment to return value to shareholders, in 2025 Adecoagro distributed a total of $45.2 million to shareholders. This amount consisted of $35.0 million in cash dividends—paid in two equal installments of $17.5 million each, in May and November 2025—and $10.2 million in share repurchases, representing approximately 1.1% of the company’s equity. The share repurchases were executed under the Company’s authorized buyback program, which allows for the repurchase of up to 5% of the outstanding share capital.

Our distribution policy consists of a minimum distribution of 40% of adjusted free cash flow from operations generated in the prior year, subject to Board approval and business conditions. Since 2022, Adecoagro has consistently distributed dividends and executed share buybacks, reflecting our strong cash generation and disciplined capital allocation. The 2025 distributions are in line with our long-term strategy to balance growth investments with attractive returns to shareholders.

General Information

Adecoagro S.A. is a Luxembourg joint stock corporation (société anonyme) and is registered with the Luxembourg Trade and Companies Register under number B153681. Our principal executive offices are located at 28 Boulevard F.W. Raiffeisen, L-2411 Luxembourg. Our telephone number is +352-2644-9372.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our principal website is www.adecoagro.com. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING

Common shares offered by us	41,379,311 common shares.
Offering price	$7.25 per share.
Option to purchase additional shares	We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 1,111,035 additional common shares.
Common shares to be outstanding after this offering	141,465,751 shares (142,576,786 shares assuming the underwriters exercise in full their option to purchase additional shares).
Use of proceeds	We intend to use the net proceeds from the offering for payment of the installments due to YPF for the acquisition of its equity interests in Profertil, and for working capital and general corporate purposes. See “Use of Proceeds.”
Lock-up agreements	We have agreed with the underwriters, subject to certain exceptions, not to offer, sell, or dispose of any of our common shares or securities convertible into or exchangeable or exercisable for any of our common shares during the 90-day period following the date of this prospectus supplement. Our directors and executive officers and certain of our significant shareholders have agreed to substantially similar lock-up provisions, subject to certain exceptions. See “Underwriting.”
Risk factors	An investment in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
NYSE symbol	Our common shares are listed on the New York Stock Exchange under the symbol “AGRO.”

Outstanding shares

The number of common shares to be outstanding after this offering is based on 100,086,440 common shares outstanding as of September 30, 2025.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the information contained in this prospectus supplement or in the accompanying prospectus, or in our Form 20-F incorporated herein by reference as well as the risks described below, as well as in our consolidated financial statements and accompanying notes incorporated herein by reference. Our business activities, cash flow, financial condition and results of operations could be materially and adversely affected by any of these risks. The market price of our common shares may decrease due to any of these risks or other factors, and you may lose all or part of your investment. The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks related to this offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common shares you purchase in this offering.

The public offering price per share of our common shares being offered is substantially higher than the net tangible book value per share of our common shares based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase common shares in this offering at the public offering price of $7.25 per share, you will experience immediate dilution of $7.1 per share, the difference between the price per share you pay for our common shares in this offering and our net tangible book value per share as of September 30, 2025, after giving effect to the issuance of 41,379,311 common shares in this offering. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

Substantial future sales or other issuances of our common shares could depress the market for our common shares.

Sales of a substantial number of our common shares, or the perception by the market that those sales could occur, could cause the market price of our common shares to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

In connection with this offering, for a period of 90 days following this offering, we, our directors and executive officers and certain of our significant shareholders have entered into lock-up agreements. We, our directors and executive officers and certain of our significant shareholders may be released from such lock-up agreements prior to the expiration of the applicable lock-up period at the sole discretion of J.P. Morgan Securities LLC and BofA Securities, Inc. (see “Underwriting” beginning on page S-19 of this prospectus supplement). Upon expiration or earlier release of the lock-up, we, our directors, executive officers and certain of our significant shareholders may sell shares into the market, which could adversely affect the market price of our common shares. Future issuances of our common shares or our other equity securities could further depress the market for our common shares. The sale or the proposed sale of substantial amounts of our common shares may adversely affect the market price of our common shares and our share price may decline substantially. Our shareholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing common shares.

We have broad discretion in the use of the net proceeds of this offering and our cash reserves and, despite our efforts, we may use the net proceeds and our cash reserves in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from the offering for payment of the installments due to YPF for the acquisition of its equity interests in Profertil, and for working capital and general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering and our cash resources generally, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds and our cash reserves, with only limited information concerning our specific intentions. These proceeds and our cash resources generally could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement for further information.

Risks related to taxation

There is a risk that we could be treated as a U.S. domestic corporation for U.S. federal income tax purposes, which could materially increase our U.S. federal income tax liability and subject any dividends we pay to U.S. federal withholding tax.

Immediately prior to our initial public offering (the “IPO”), we acquired approximately 98% of IFH (as defined in our Annual Report on Form 20-F), a holding company, which was a partnership for U.S. federal income tax purposes organized under the laws of Delaware, in exchange for our common shares. Under section 7874 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), we would be treated as a U.S. corporation if we were deemed to have acquired substantially all of the assets constituting the trade or business of a U.S. partnership and former members of IFH were deemed to own at least 80% of our common shares by reason of the transfer of those trade or business assets (ignoring common shares issued in our IPO for purposes of the 80% threshold). The rules mentioned above are unclear in certain respects and there is limited guidance on the application of the rules to partnership acquisitions. Accordingly, there can be no assurance that the U.S. Internal Revenue Service will not seek to assert that we are a U.S. corporation for U.S. federal income tax purposes, which assertion if successful could materially increase our U.S. federal income tax liability and require us to withhold tax from any dividends we pay to holders of our common shares who are not United States persons within the meaning of section 7701(a) (30) of the Code. See “Item 10. Additional Information-E. Taxation-United States Federal Income Taxation of the Company” in our Annual Report on Form 20-F.

We may be classified by the U.S. Internal Revenue Service as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes, which may result in adverse tax consequences for U.S. investors in our common shares.

In general, we will be a PFIC with respect to a U.S. investor if for any taxable year either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value (generally determined on the basis of a quarterly average) of our assets during such taxable year is attributable to assets that produce, or are held for the production of, passive income. For this purpose, “passive income” generally includes, among other things and subject to certain exceptions, dividends, interest, royalties, rents, annuities, gains from securities transactions, net foreign currency gains, net gains from assets that produce passive income and net gains from transactions in commodities, with certain exceptions for active business income, including an exception for certain active business commodities income (the “commodities exception”). Goodwill and other intangible assets (the value of which may be determined by reference to the excess of the sum of a corporation’s market capitalization and liabilities over the book value of its assets) are generally treated as active assets under the PFIC rules to the extent attributable to activities that produce active income. Cash is generally a passive asset. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

Based on the current composition of our income and assets and the estimated value of our assets, we do not expect to be a PFIC for our current taxable year. However, our PFIC status is an annual factual determination that can be made only after the end of each taxable year. In particular, our PFIC status will depend, in large part, upon the extent to which our revenue from sales is considered to be commodities income and the extent to which such revenue is considered to be active business gains from the sales of commodities for purposes of the commodities exception, the application of which may not be entirely clear in all cases. Moreover, under circumstances where our cash is not deployed for active purposes, our risk of becoming a PFIC may increase. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year.

If we were treated as a PFIC for any taxable year during which a U.S. investor owned common shares, certain adverse tax consequences could apply to such U.S. investor, including increased taxes on gains and certain distributions and reporting requirements. See “Material U.S. Federal Income Tax Considerations for U.S. Holders—Passive Foreign Investment Company Rules” in this prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2025:

•	on an actual basis;

•	as adjusted to give effect to the sale of 41,379,311 common shares offered hereby, at a price per share of $7.25, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us of approximately $3.6 million. The underwriters will not receive any discounts or commissions in connection with the sale of 33,972,412 common shares to Tether or certain of our management and other investors; and

•	as further adjusted to give effect to the Profertil Acquisition.

The table below reflects $296.4 million in net proceeds, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us. The following table should be read in conjunction our unaudited interim consolidated financial statements as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024 and related notes that are incorporated by reference into this prospectus and the other financial information included or incorporated by reference into this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of September 30, 2025
	Actual	As adjusted (3)	As further adjusted (4)
	(in thousands of U.S. dollars)
Cash and cash equivalents	339,998	636,398	306,220
Non-current borrowings:
Senior Notes	760,136	760,136	760,136
Bank borrowings	294,056	294,056	548,381
Current borrowings:
Senior Notes	6,751	6,751	6,751
Bank borrowings	176,028	176,028	406,442
Total borrowings	1,236,971 (1)	1,236,971 (1)	1,721,710
Total equity attributable to equity holders of the parent	1,371,989	1,668,389	1,668,389
Non-controlling interest	64,569	64,569	145,309
Total shareholders’ equity	1,436,558	1,732,958	1,813,698
Total capitalization (2)	2,673,529	2,969,929	3,535,408

(1)	Of our total borrowings, $50.1 million is secured, $520.2 million is unsecured and $771.0 million is guaranteed by our subsidiary guarantors.

(2)	Total Capitalization equals total borrowings plus total shareholders’ equity.

(3)	Reflects the sale of common shares offered hereby, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us of approximately $3.6 million.

(4)	Reflects the Profertil Acquisition and the sale of common shares offered hereby, net of underwriting discounts and commissions and the estimated offering expenses payable by us of approximately $3.6 million.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 41,379,311 common shares in this offering will be approximately $296.4 million, or approximately $304.1 million if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

We currently intend to use the net proceeds from the offering for payment of the installments due to YPF for the acquisition of its equity interests in Profertil, and for working capital and general corporate purposes.

MATERIAL LUXEMBOURG TAX CONSIDERATIONS FOR HOLDERS OF COMMON SHARES

The following is a summary discussion of certain Luxembourg tax considerations of the acquisition, ownership and disposition of your shares that may be applicable to you if you acquire our shares. This does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any of the Company’s common shares and does not purport to include tax considerations that arise from rules of general application or that are generally assumed to be known to holders. This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules.

It is not intended to be, nor should it be construed to be, legal or tax advice. This discussion is based on Luxembourg laws and regulations as they stand on the date of this annual report and is subject to any change in law or regulations or changes in interpretation or application thereof (and which may possibly have a retroactive effect). Prospective investors should therefore consult their own professional advisers as to the effects of state, local or foreign laws and regulations, including Luxembourg tax law and regulations, to which they may be subject.

As used herein, a “Luxembourg individual” means an individual resident in Luxembourg who is subject to personal income tax (impôt sur le revenu) on his or her worldwide income from Luxembourg or foreign sources, and a “Luxembourg corporate holder” means a company (that is, a fully taxable entity within the meaning of Article 159 of the Luxembourg Income Tax Law) resident in Luxembourg subject to corporate income tax (impôt sur le revenu des collectivités) on its worldwide income from Luxembourg or foreign sources. For purposes of this summary, Luxembourg individuals and Luxembourg corporate holders are collectively referred to as “Luxembourg Holders”. A “non-Luxembourg Holder” means any investor in shares of Adecoagro other than a Luxembourg Holder.

Tax regime applicable to realized capital gains

Luxembourg Holders

Luxembourg resident individual holders

Capital gains realized by Luxembourg resident individuals who do not hold their shares as part of a commercial or industrial business and who hold no more than 10% (together with his or her spouse and underage children) directly or indirectly of the share capital of the Company will only be taxable if they are realized on a sale of shares that takes place before their acquisition or within the first six months following their acquisition.

Luxembourg resident corporate holders

Capital gains realized upon the disposal of shares by a fully taxable resident corporate holder will in principle be subject to corporate income tax and municipal business tax. The combined applicable rate (including an unemployment fund contribution) is 23.87% for the fiscal year ending 2025 for a corporate holder established in Luxembourg-City. An exemption from such taxes may be available to the holder pursuant to article 166 of the Luxembourg Income Tax Law subject to the fulfilment of the conditions set forth therein. The scope of the capital gains exemption can be limited in the cases provided by the Grand Ducal Decree of December 21, 2001.

Non-Luxembourg Holders

An individual who is a non-Luxembourg Holder of shares (and who does not have a permanent establishment, a permanent representative or a fixed place of business in Luxembourg) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of Adecoagro at any time during the past five years, and either (i) such holder has been a resident of Luxembourg for tax purposes for at least 15 years and has become a non-resident within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (ii) the disposal of shares occurs within six months from their acquisition (or prior to their actual acquisition), subject to any applicable tax treaty.

A corporate non-Luxembourg Holder (that is, an entity within the meaning of Article 159 of the Luxembourg Income Tax Law), which has a permanent establishment, a permanent representative or a fixed place of business in Luxembourg to which shares are attributable, will bear corporate income tax and municipal business tax on a gain realized on a disposal of such shares as set forth above for a Luxembourg corporate holder. However, gains realized on the sale of the shares may benefit from the full exemption provided for by Article 166 of the Luxembourg Income Tax Law and by the Grand Ducal Decree of December 21, 2001 subject in each case to fulfilment of the conditions set out therein.

A corporate non-Luxembourg Holder, which has no permanent establishment, no permanent representative or no fixed place of business in Luxembourg to which the shares are attributable, will bear corporate income tax on a gain realized on a disposal of such shares under the same conditions applicable to an individual non-Luxembourg Holder, as set out above.

Tax regime applicable to distributions

Withholding tax

Distributions imputed for tax purposes on newly accumulated profits are subject to a withholding tax of 15%. The rate of the withholding tax may be reduced pursuant to double tax avoidance treaty existing between Luxembourg and the country of residence of the relevant holder, subject to the fulfilment of the conditions set forth therein.

Exemption from withholding tax may apply if the distribution is made to (i) a Luxembourg resident corporate holder (that is, a fully taxable entity within the meaning of Article 159 of the Luxembourg Income Tax Law), (ii) an undertaking of collective character which is resident of a Member State of the European Union and is referred to by article 2 of the Council Directive of 2011/96 concerning the common fiscal regime applicable to parent and subsidiary companies of different member states of November 30, 2011(the "Parent Subsidiary Directive"), (iii) a corporation or a cooperative company resident in Norway, Iceland or Liechtenstein and subject to a tax comparable to corporate income tax as provided by the Luxembourg Income Tax Law, (iv) an undertaking with a collective character subject to a tax comparable to corporate income tax as provided by the Luxembourg Income Tax Law which is resident in a country that has concluded a tax treaty with Luxembourg, (v) a Luxembourg permanent establishment of one of the afore-mentioned categories or (vi) a corporation company resident in Switzerland which is subject to corporate income tax in Switzerland without benefiting from an exemption, provided that at the date of payment, the holder holds or commits to hold directly or through a tax transparent vehicle, during an uninterrupted period of at least twelve months, shares representing at least 10% of the share capital of Adecoagro or acquired for an acquisition price of at least EUR 1,200,000, and provided that the dividend recipient is not excluded to benefit from the Parent Subsidiary Directive under its mandatory general anti-avoidance rule, as implemented in Luxembourg.

Luxembourg Holders

With the exception of Luxembourg corporate holders benefitting from the exemption referred to above, Luxembourg individual holders, and Luxembourg corporate holders subject to Luxembourg corporation taxes, must include the distributions paid on the shares in their taxable income, 50% of the amount of such dividends being exempted from tax. The applicable withholding tax can, under certain conditions, entitle the relevant Luxembourg Holder to a tax credit.

Net wealth tax

Luxembourg Holders

Luxembourg net wealth tax will not be levied on a Luxembourg Holder with respect to the shares held unless (i) the Luxembourg Holder is a legal entity subject to net wealth tax in Luxembourg; or (ii) the shares are attributable to an enterprise or part thereof which is carried on through a permanent establishment, a fixed place of business or a permanent representative in Luxembourg.

Net wealth tax is levied annually at the rate of 0.5% on the net wealth of enterprises resident in Luxembourg or, a reduced rate of 0.05% for the portion of the net wealth exceeding EUR 500 million, as determined for net wealth tax purposes (i.e. 0.5% on an amount up to EUR 500 million and 0.05% on the amount of taxable net wealth exceeding EUR 500 million). The shares may be exempt from net wealth tax subject to the conditions set forth by Paragraph 60 of the Law of October 16, 1934 on the valuation of assets (Bewertungsgesetz), as amended.

Non-Luxembourg Holders

Luxembourg net wealth tax will not be levied on a non-Luxembourg Holder with respect to the shares held unless the shares are attributable to an enterprise or part thereof which is carried on through a permanent establishment, a fixed place of business or a permanent representative in Luxembourg.

RISK OF U.S. FEDERAL INCOME TAXATION ON THE COMPANY

As discussed in “Item 10. Additional Information-E. Taxation-United States Federal Income Taxation of the Company” in our Annual Report on Form 20-F, we believe we are not treated as a U.S. corporation by reason of section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”), but there can be no assurance in this regard.

Immediately prior to our IPO, we acquired approximately 98% of IFH (as defined in our Annual Report on Form 20-F), which was a partnership for U.S. federal income tax purposes organized under the laws of Delaware, in exchange for our common shares. Under section 7874 of the Code we would be treated as a U.S. corporation if we were deemed to have acquired substantially all of the assets constituting the trade or business of a U.S. partnership and former members of IFH were deemed to own at least 80% of our common shares by reason of the transfer of those trade or business assets (ignoring common shares issued in our IPO for purposes of the 80% threshold). The rules mentioned above are unclear in certain respects and there is limited guidance on the application of the rules to partnership acquisitions. Accordingly, there can be no assurance that the U.S. Internal Revenue Service (“IRS”) will not seek to assert that we are a U.S. corporation for U.S. federal income tax purposes, which assertion, if successful, could subject us to significant U.S. federal income taxes and require us to withhold U.S. tax from any dividends we pay to non-U.S. shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of our common shares. This discussion applies only to a “U.S. Holder” (as defined below) that acquires common shares in this offering and holds the common shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Code, its legislative history, final, temporary and proposed Treasury regulations, administrative pronouncements, judicial decisions, and the income tax treaty between Luxembourg and the United States (the “Treaty”), all as of the date hereof, and all of which are subject to change and to differing interpretations (possibly with retroactive effect). No ruling has been sought from the IRS with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

This discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder based on its particular circumstances, and prospective investors are urged to consult their own tax advisors regarding their specific tax situations. For example, the discussion does not address the tax considerations that may be relevant to U.S. Holders in special tax situations, such as:

•	certain financial institutions;

•	dealers or traders in securities that use a mark-to-market method of tax accounting;

•	persons that hold our common shares as part of a straddle, conversion or other integrated transaction; persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other pass-through entities (or a person holding our common shares through a partnership or other pass-through entity or arrangement treated as such);

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

•	certain former U.S. citizens or residents or U.S. expatriates;

•	persons holding ordinary shares in connection with a trade or business conducted outside of the United States;

•	real estate investment trusts and regulated investment companies;

•	companies that accumulate earnings to avoid U.S. federal income tax;

•	persons that hold shares through non-U.S. brokers or other non-U.S. intermediaries; or

•	persons that own, directly, indirectly or constructively, 10% or more of the total combined voting power or value of our common shares.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partnership considering an investment in our common shares, and partners in such a partnership, should consult their own tax advisors regarding their specific tax situations.

This discussion does not address any minimum tax or Medicare contribution tax consequences of owning common shares. Moreover, this discussion does not address any state, local and foreign tax consequences of owning or disposing of our common shares, or any aspect of U.S. federal tax law (such as the estate, generation-skipping and gift tax) other than U.S. federal income taxation.

This discussion assumes that we are not treated as a U.S. corporation for U.S. federal income tax purposes. See “Risk Factors—Risks related to taxation—There is a risk that we could be treated as a U.S. domestic corporation for U.S. federal income tax purposes, which could materially increase our U.S. federal income tax liability and subject any dividends we pay to U.S. federal withholding tax” in this prospectus supplement.

As used herein, a “U.S. Holder” is a person that is, for U.S. federal income tax purposes, a beneficial owner of our common shares and:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or any other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Taxation of Dividends

This discussion is subject to the discussion under “—Passive Foreign Investment Company Rules” below.

Under the U.S. federal income tax laws distributions with respect to our common shares (other than certain pro rata distributions of common shares) made to U.S. Holders will, to the extent made from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, constitute dividends for U.S. federal income tax purposes that are taxable to the U.S. Holders. Distributions in excess of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, will be treated as a non-taxable return of capital to the extent of a U.S. Holder’s adjusted tax basis in the common shares and thereafter as capital gain from the sale or exchange of the common shares. We do not maintain calculations of our earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that distributions will be reported in their entirety as taxable dividends for U.S. federal income tax purposes.

Dividends (including amounts withheld on account of Luxembourg or other foreign taxes) paid with respect to our common shares generally will be includible in the gross income of a U.S. Holder as ordinary income on the day on which the dividends are actually or constructively received by the U.S. Holder. Dividends with respect to our common shares will not be eligible for the dividends received deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations or certain foreign corporations.

Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains, provided that our common shares are readily tradable on an established securities market in the United States. In order to qualify for qualified dividend income treatment, a U.S. Holder must meet certain holding period and other requirements, and we must not be a passive foreign investment company (a “PFIC”) for the taxable year in which the dividend is paid or the preceding year. The NYSE, on which our common shares are currently listed, is an established securities market in the United States, and we expect that our common shares should qualify as readily tradable, although there can be no assurances in this regard. Non-corporate U.S. Holders should consult their tax advisors regarding the availability of the preferential rates of taxation with respect to dividends in light of their own particular circumstances, including related restrictions and special rules. Corporate U.S. Holders are taxed on dividend income at the U.S. federal corporate income tax rate whether or not the dividend income is qualified dividend income.

The amount of any cash dividend paid in foreign currency will equal the U.S. dollar value of the dividend, calculated by reference to the exchange rate in effect on the date the distribution is includible in the gross income of the U.S. Holder, regardless of whether the payment is in fact converted to U.S. dollars at that time. A U.S. Holder should not recognize any foreign currency gain or loss in respect of such dividend distribution if such foreign currency is converted into U.S. dollars on the date the dividend distribution is includible in the U.S. Holder’s gross income. If the foreign currency is not converted into U.S. dollars on the date the dividend distribution is includible in the U.S. Holder’s gross income, gain or loss may be recognized upon a subsequent conversion of the foreign currency to U.S. dollars. Such foreign currency gain or loss, if any, generally will be U.S.-source ordinary income or loss and will not be eligible for the preferential tax rate applicable to qualified dividend income. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

Dividends will be foreign-source. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, and the discussion below regarding certain Treasury regulations, non-refundable Luxembourg income taxes withheld from dividends generally will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, under Treasury regulations, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for foreign income taxes to be creditable, the relevant foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Luxembourg income tax system meets these requirements. However, the IRS released notices that provide relief from certain of the provisions of the Treasury regulations described above for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). U.S. Holders should consult their tax advisors regarding the use of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Luxembourg income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all otherwise creditable foreign taxes paid or accrued in the taxable year.

Taxation of Capital Gains

This discussion is subject to the discussion under “—Passive Foreign Investment Company Rules” below.

Gain or loss realized by a U.S. Holder on the sale, exchange or other taxable disposition of common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized (including the gross amount of the proceeds before the deduction of any foreign tax) on the sale or other taxable disposition and such U.S. Holder’s adjusted tax basis in the common shares, each determined in U.S. dollars. Capital gains of non-corporate U.S. Holders derived with respect to capital assets owned for more than one year generally are eligible for the preferential rates of taxation applicable to long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Capital gain or loss, if any, realized by a U.S. Holder on the sale, exchange or other taxable disposition of a common share generally will be treated as U.S.-source income or loss for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

U.S. Holders generally will be subject to a special, generally adverse tax regime that would differ in certain material respects from the tax treatment described above if we are, or were to become, a PFIC for U.S. federal income tax purposes for any taxable year during which a U.S. Holder owns our common shares.

In general, we will be a PFIC with respect to a U.S. Holder if for any taxable year either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value (generally determined on the basis of a quarterly average) of our assets during such taxable year is attributable to assets that produce, or are held for the production of, passive income. For this purpose, “passive income” generally includes, among other things and subject to certain exceptions, dividends, interest, royalties, rents, annuities, gains from securities transactions, net foreign currency gains, net gains from assets that produce passive income and commodities income, with certain exceptions for active business income, including an exception for certain active business commodities income (the “commodities exception”). Goodwill and other intangible assets (the value of which may be determined by reference to the excess of the sum of a corporation’s market capitalization and liabilities over the book value of its assets) are generally treated as active assets under the PFIC rules to the extent attributable to activities that produce active income. Cash is generally a passive asset. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

Based on the current composition of our income and assets and the estimated value of our assets, we do not expect to be a PFIC for our current taxable year. However, the company’s PFIC status is an annual factual determination that can be made only after the end of each taxable year. In particular, our PFIC status will depend, in large part, upon the extent to which our revenue from sales is considered to be commodities income and the extent to which such revenue is considered to be active business gains from the sales of commodities for purposes of the commodities exception, the application of which may not be entirely clear in all cases. Moreover, under circumstances where our cash is not deployed for active purposes, our risk of becoming a PFIC may increase. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year.

If we are a PFIC for any taxable year and any entity in which we own or are deemed to own equity interests is also a PFIC (any such entity, a “Lower-tier PFIC”), a U.S. Holder will be deemed to own a proportionate amount (by value) of the equity interests of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the next paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of equity interests of Lower-tier PFICs, in each case as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions directly.

If we are a PFIC for any taxable year during which a U.S. Holder owns our common shares, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of its common shares generally would be allocated ratably over such U.S. Holder’s holding period in the common shares and would be taxed at the highest tax rate for individuals or corporations, as applicable, in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year except for the year of the sale or disposition. In addition, distributions that the U.S. Holder receives from us will not be eligible for the preferential tax rates applicable to qualified dividend income if we are treated as a PFIC with respect to such U.S. Holder either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at the tax rates applicable to ordinary income, and to the extent they are treated as “excess distributions” under the PFIC rules, they will also be subject to the PFIC rules described above in this paragraph. An alternative treatment may apply if a U.S. Holder is eligible to make, and timely makes, a mark-to-market election (under which the U.S. Holder will be subject to a mark-to-market treatment with respect to our common shares for any taxable year in which we are a PFIC).

We do not intend to provide the information necessary to enable U.S. Holders to make and maintain a “qualified electing fund” election, which, if available, could materially affect the tax consequences of the ownership and disposition of the common shares if we are a PFIC for any taxable year. Therefore, U.S. Holders will not be able to make this election.

A U.S. Holder generally will be required to make an annual filing with the IRS if such U.S. Holder owns common shares in any year in which we are a PFIC. With certain exceptions, our common shares will continue to be treated as stock in a PFIC with respect to a particular U.S. Holder if we are a PFIC at any time during such U.S. Holder’s holding period in our common shares even if we no longer meet the threshold requirements for PFIC status in a later year.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisors with respect to the application of the PFIC rules to their investment in our common shares.

Information Reporting and Backup Withholding

In general, dividends on common shares, and payments of the proceeds of a sale, exchange or other taxable disposition of common shares, paid within the U.S. or through certain U.S.-related financial intermediaries to a U.S. Holder are subject to information reporting and may be subject to backup withholding unless the holder is an exempt recipient or, in the case of backup withholding, provides an accurate taxpayer identification number and certifies under penalty of perjury that the U.S. Holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who hold interests in “specified foreign financial assets” (as defined in section 6038D of the Code) are generally required to file an IRS Form 8938 as part of their U.S. federal income tax returns to report their ownership of such specified foreign financial assets, which may include our common shares or non-U.S. accounts through which the shares are held, if the total value of those assets exceeds certain thresholds. Financial assets that are held through a U.S. financial institution are not subject to this reporting requirement. Investors who fail to report this required information could become subject to substantial penalties. In addition, in the event a U.S. Holder that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders are encouraged to consult with their own tax advisors regarding their tax reporting obligations.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, among us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the respective number of common shares shown opposite its name below:

Name	Number of Shares
J.P. Morgan Securities LLC	15,517,243
BofA Securities, Inc.	15,517,243
Banco BTG Pactual S.A. - Cayman Branch	3,448,275
Citigroup Global Markets Inc.	3,448,275
Itau BBA USA Securities, Inc.	3,448,275
Total	41,379,311

Banco BTG Pactual S.A. - Cayman Branch is not a broker-dealer registered with the SEC, and therefore may not makes sales of any common shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent Banco BTG Pactual S.A. - Cayman Branch intends to sell the common shares in the United States, it will do so only through BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers, or otherwise as permitted by applicable U.S. law.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares if they purchase any of the shares. We have agreed to indemnify the underwriters and certain of their related persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in our common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,111,035 common shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional common shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Tether has agreed to purchase 30,344,827 common shares, and certain of our management and other investors have agreed to purchase an aggregate of 3,627,585 common shares in this offering at the public offering price.

Commission and Expenses

The underwriters have advised us that they propose to offer the common shares to the public at the initial public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the common shares to securities dealers at the public offering price less a concession not in excess of $0.1958 per share. If all of the common shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms. After the offering, the initial public offering price may be changed by the underwriters. No such change will impact the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. Sales of any common shares may be made by affiliates of the underwriters.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,111,035 common shares.

		Total
	Per Share	No Exercise	Full Exercise
Offering price	$7.25	$300,000,005	$308,055,009
Underwriting discounts and commissions*	$0.3263	$2,416,501	$2,778,976
Proceeds to us, before expenses	$6.9238	$297,583,504	$305,276,033

_____________________

* The underwriters will not receive any discounts or commissions in connection with the sale of 33,972,412 common shares to Tether or certain of our management and other investors.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $3.6 million. We have agreed to reimburse the underwriters for documented road show expenses of the underwriters, other accountable expenses of the underwriters payable by us and legal fees in connection with the offering.

Listing

Our common shares are listed on the NYSE under the trading symbol “AGRO.”

No Sales of Similar Securities

We have agreed that, without the prior written consent of the underwriters, we will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”): (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for common shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or such other securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the common shares to be sold in this offering, (b) issuances of grants of employee stock options or equity awards pursuant to the terms of a Company plan in effect on the date hereof or issuances of common shares pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date of this prospectus supplement, (c) the issuance by us of common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing, (d) any pledge (including the grant of any power of attorney) or similar arrangement with respect to the common shares and to which the underwriters or any of their respective affiliates is a party, provided that such pledge or similar arrangement is already in effect prior to the date hereof, or (e) transactions relating to common shares acquired in open market transactions after the date of this prospectus supplement.

Our officers and directors and certain of our significant shareholders have agreed to similar restrictions except that the restrictions shall not apply to the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing and exercises of options for restricted units or shares pursuant to our equity compensation plans outstanding on the date of this prospectus supplement and of which the underwriters have been advised in writing, including, without limitation, sales of common shares made by beneficiaries under our equity compensation plans to cover taxes incurred in connection with grants and awards under such plans.

J.P. Morgan Securities LLC and BofA Securities, Inc., in their sole discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Stabilization

The underwriters have advised us that it, pursuant to Regulation M under the Exchange Act, as well as certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. A short sale involves the sale by the underwriters of a greater number of shares than it is required to purchase in this offering. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option. A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member is purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time holds, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Canada

The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This document:

•	does not constitute a disclosure document a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia;

•	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The common shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the common shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any common shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the common shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of common shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the common shares you undertake to us that you will not, for a period of 12 months from the date of issue of the common shares, offer, transfer, assign or otherwise alienate those common shares to investors in Australia except in circumstances where disclosure t investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no common shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of common shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) in that Relevant State, subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any common shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any common shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors as so defined in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

The common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The common shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the common shares nor any interest therein may be offered or sold directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, no common shares have been or will be offered or sold and no common shares have been or will be made the subject of an invitation for subscription or purchase, and no document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares, has been or will be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the common shares and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA

No offer is made to you with a view to the common shares being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire the common shares. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

•	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This document does not constitute an offer to the public or a solicitation to purchase or invest in any common shares. No common shares have been offered or will be offered to the public in Switzerland, except that offers of common shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a) to any person which is a professional client as defined under the FinSA;

(b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of joint global coordinators for any such offer; or

(c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of common shares shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The common shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the common shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the common shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisers, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

No common shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the common shares which has been approved by the Financial Conduct Authority, except that the common shares may be offered to the public in the United Kingdom at any time:

(a)       to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)       in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the common shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the common shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Brazil

The offer and sale of the common shares will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, dated December 7, 1976, as amended, and under Brazilian Securities Commission (“CVM”) Resolution (Resolução) No. 160, dated July 13, 2022, as amended (“CVM Resolution 160”). The offer and sale of the common shares have not been and will not be registered with the CVM in Brazil.The common shares may not be offered or sold in Brazil except in circumstances which do not constitute a public offering for distribution under Brazilian securities laws and regulations. Any representation to the contrary is untruthful.

The common shares may be offered or sold in Brazil only to professional investors, as defined in article 11 of CVM Resolution No. 30, dated May 11, 2021, residing in Brazil through an account held abroad, in reliance upon article 8, item VI, of CVM Resolution 160. This prospectus supplement is being addressed to the addressee personally, and for its sole benefit. Distribution of this prospectus supplement to any other person other than the addressee specified by the Underwriters or its affiliates, representatives, or those persons, if any, retained to advise the addressee, and any disclosure of its contents is prohibited.

Therefore, this prospectus supplement does not constitute or form part of any public offering to sell or solicitation of a public offering to buy any common shares or assets. THE OFFER AND SALE OF THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE CVM AND, THEREFORE, WILL NOT BE CARRIED OUT BY ANY MEANS THAT WOULD CONSTITUTE A PUBLIC OFFERING IN BRAZIL UNDER CVM RESOLUTION NO. 160, DATED 13 JULY 2022, AS AMENDED OR UNAUTHORIZED DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. THE SECURITIES WILL BE AUTHORIZED FOR TRADING ON ORGANIZED NON-BRAZILIAN SECURITIES MARKETS AND MAY ONLY BE OFFERED TO BRAZILIAN PROFESSIONAL INVESTORS (AS DEFINED BY APPLICABLE CVM REGULATIONS), WHO MAY ONLY ACQUIRE THE SECURITIES THROUGH A NON-BRAZILIAN ACCOUNT, WITH SETTLEMENT OUTSIDE BRAZIL IN NON-BRAZILIAN CURRENCY. THE TRADING OF THESE ACQUIRED SECURITIES ON REGULATED SECURITIES MARKETS IN BRAZIL IS PROHIBITED.

Argentina

The offer and sale of the common shares is not authorized for public offering in Argentina by the Argentine Securities Commission (Comisión Nacional de Valores) and they may not be sold publicly under the Argentine Capital Markets Law No. 26,831, as amended and complemented. Therefore, any such transaction must be made privately.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

LEGAL MATTERS

We are being represented by Davis Polk & Wardwell LLP, New York, New York with respect to certain legal matters as to U.S. federal securities and New York State law. Certain legal matters in connection with the offering will be passed upon for the underwriters by Milbank LLP and, other matters governed by Luxembourg law, by Arendt & Medernach SA. The validity of the common shares and other matters governed by Luxembourg law will be passed upon for us by Elvinger Hoss Prussen, société anonyme, Luxembourg.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F of Adecoagro S.A. for the year ended December 31, 2024, have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Profertil S.A. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus supplement, have been audited by Deloitte & Co. S.A., independent auditors, as set forth in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing. The office of Deloitte & Co. S.A. is located at Carlos M. Della Paolera 261 4th floor, City of Buenos Aires, Argentina.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our common shares are listed on the NYSE. You can consult reports and other information about Adecoagro that it filed pursuant to the rules and regulations of the SEC.

This prospectus supplement and accompanying prospectus are part of a registration statement that we have filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained through the SEC’s website at wwww.sec.gov, or from us, as provided in the section of this prospectus entitled “Incorporation by Reference.” Certain documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement and accompanying prospectus about these documents are summaries and each statement is subject, and qualified in all respects by reference, to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 25, 2025;

•	our report on Form 6-K with respect to the changes to the composition of our Board of Directors, which was furnished to the SEC on April 30, 2025;

•	Exhibit 99.2 of our report on Form 6-K/A which was furnished to the SEC on December 1, 2025, which includes our unaudited condensed consolidated interim financial statements as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024 and the accompanying notes thereto;

•	our report on Form 6-K with respect to our management’s discussion and analysis of financial condition and results of operations for the nine months ended September 30, 2025 and 2024 which was furnished to the SEC on December 1, 2025;

•	our report on Form 6-K which was furnished to the SEC on December 1, 2025, which includes as exhibits the audited financial statements of Profertil S.A. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, and the accompanying notes thereto, and the unaudited condensed interim financial statements as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024 and the accompanying notes thereto; and

•	With respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge to the requester, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Adecoagro S.A.

28 Boulevard F.W. Raiffeisen,

L-2411, Luxembourg

Grand Duchy of Luxembourg

Telephone: +352-2644-9372

You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

We are a société anonyme under the laws of the Grand Duchy of Luxembourg and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

Common Shares

Rights to Subscribe for Common Shares

Adecoagro S.A.
(incorporated in the Grand Duchy of Luxembourg)

Adecoagro S.A. (“Adecoagro”), a joint stock company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office located at 28 Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, may offer from time to time common shares, with a nominal value of $1.50 per share (“common shares”), in one or more offerings up to a maximum aggregate offering price of $500,000,000 (the “Securities”). We may from time to time also offer rights to subscribe for our common shares. Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “AGRO.” The closing price of our common shares, as reported on the NYSE on November 28, 2025, was $8.13.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is December 1, 2025

Page

About This Prospectus	1
Special Note On Forward-Looking Statements	2
The Company	4
Risk Factors	6
Enforceability of Civil Liabilities	10
Capitalization	12
Unaudited Pro Forma Consolidated Financial Information	13
Use of Proceeds	23
Dividend Policy	24
Description of Share Capital	25
Description of Rights to Subscribe for Common Shares	35
Taxation	36
Plan of Distribution	37
Legal Matters	40
Experts	40
Where You Can Find More Information	40
Incorporation of Documents by Reference	41

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the Securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the Securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering, including the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Risk Factors,” “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. Capitalized terms not defined herein shall have the meanings assigned to them in our most recent annual report for the fiscal year ended December 31, 2024 on Form 20-F, filed with the SEC on April 25, 2025 (our “2024 Annual Report”), which is incorporated herein by reference.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Adecoagro,” the “Company,” “our company,” “we,” “us” and “our” may refer, as the context requires, to Adecoagro S.A. and its consolidated subsidiaries. The common shares that may be offered using this prospectus are referred to collectively as the securities.

Special Note On Forward-Looking Statements

This prospectus, the registration statement of which it forms a part, and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements contained, or incorporated by reference, in this prospectus can be identified by words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “plan,” “should,” “would,” or other similar expressions. The forward-looking statements included or incorporated herein relate to, among others:

•	our business prospects and future results of operations;

•	weather and other natural phenomena;

•	developments in, or changes to, the laws, regulations and governmental policies governing our business, including limitations on ownership of farmland by foreign entities in certain jurisdictions in which we operate, environmental laws and regulations and the effects of the imposition of tariffs, the modification of trade agreements between countries or other international trade restrictions, as well as the related countermeasures taken by the countries impacted by such policies;

•	the implementation of our business strategy;

•	the correlation between petroleum, ethanol and sugar prices;

•	our plans relating to acquisitions (including our pending acquisition of Profertil S.A.), joint ventures, strategic alliances or divestitures, and to consolidate our position in different businesses;

•	the efficiencies, cost savings and competitive advantages resulting from acquisitions;

•	the implementation of our financing strategy and capital expenditure plan;

•	the maintenance of our relationships with customers;

•	the competitive nature of the industries in which we operate;

•	the cost and availability of financing;

•	future demand for the commodities we produce;

•	international prices for commodities;

•	the condition of our land holdings;

•	our relationship with Tether as our controlling shareholder and its affiliates, and any related conflicts of interest;

•	the development of the logistics and infrastructure for transportation of our products in the countries where we operate;

•	our expectations regarding general market conditions as a result of the current geopolitical and economic instability, developments and further escalation of events, including, but not limited to, rising inflation and interest rates, and the outbreak of any pandemics or epidemics;

•	the performance of the South American and world economies;

•	the relative value of the Brazilian Real, the Argentine Peso and the Uruguayan Peso compared to other currencies;

•	the ongoing war between Russia and Ukraine and ongoing tensions in the Middle East region;

•	the difficulty in integrating significant acquisitions, including the pending acquisition in Profertil S.A., or unexpected contingencies we discover following the completion of such acquisitions; and

•	the factors discussed under the section entitled “Risk Factors” in this prospectus and in our 2024 Annual Report.

Forward-looking statements appear in a number of places in this prospectus and in our 2024 Annual Report incorporated by reference herein and include, but are not limited to, statements regarding our intent, belief or current expectations. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Our actual results could be materially different from our expectations. In light of the risks and uncertainties described above, such estimates and forward-looking statements might not occur, and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

Forward-looking statements relate only to events or information as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

The Company

Adecoagro is a joint stock company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg. We are a leading agro-industrial company in South America, with operations in Argentina, Brazil and Uruguay. We produce a wide range of agricultural products, including various crops, rice, raw milk and sugarcane, many of which we then industrialize and transform into value-added products, such as sugar, ethanol and dairy products. We are also involved in energy production and commercialization. Our sustainable business model is focused on (i) a low-cost production model that leverages growing or producing each of our agricultural products in regions where we believe we have competitive advantages, (ii) reducing the volatility of our returns through product and geographic diversification and use of advanced technology, (iii) benefiting from vertical integration in key segments of the agro-industrial chain, (iv) acquiring and transforming land to improve its productivity and realizing land appreciation through strategic dispositions, and (v) implementing sustainable production practices and technologies focused on long-term profitability.

Our principal executive offices are located at 28 Boulevard F.W. Raiffeisen, L-2411 Luxembourg. Our telephone number is +352-2644-9372.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our principal website is www.adecoagro.com. The information contained in, or accessible through, our website is not incorporated by reference in, and should not be considered part of, this prospectus or the registration statement of which it forms a part.

Acquisition of Profertil S.A.

On September 5, 2025, we entered into an agreement to acquire Nutrien Ltd.’s (“Nutrien”) 50% equity interests in Profertil S.A. (“Profertil”), the leading producer of granular urea in South America. The remaining 50% stake of Profertil is held by YPF S.A. (“YPF”), the largest oil and gas producer of Argentina. This acquisition is part of our strategy to expand our agro-industrial platform and further diversify our revenue base. We believe that Profertil is one of the most cost-efficient producers of urea and ammonia globally, with access to competitively priced natural gas and located in a net importing region.

The acquisition will be executed through Avaldi S.A. (“Avaldi”), an Argentine holding company created by a partnership between the Company and Asociación de Cooperativas Argentinas (“ACA”), with an 80%-20% ownership structure, respectively.

The total purchase price for Nutrien’s shares in Profertil, after certain price adjustments, is approximately $600 million, subject to a price adjustment linked to the working capital on the closing date. Of this amount, $480 million is for the Company´s stake. An initial down payment of $120 million has already been made proportionally by affiliated companies of the Company and ACA, with the Company contributing $96 million and ACA contributing $24 million, in accordance with their ownership structure.

Under the terms of the Profertil shareholders’ agreement, YPF holds a 90-day right of first refusal to acquire Nutrien’s equity interests in Profertil under the same terms and conditions. As of the date of this prospectus, the main conditions precedent have been fulfilled.

The acquisition remains subject to other customary closing conditions and is expected to be completed before December 31, 2025.

In addition, on December 1, 2025, the Company presented a binding offer to acquire YPF’s  50% equity interests in Profertil under the same terms and conditions agreed for the 50% equity interests in Profertil to be acquired from Nutrien. The total purchase price for YPF’s shares in Profertil, after certain price adjustments, is approximately $600 million. We will use existing cash to pay a down payment of $200 million upon closing of the acquisition. The balance of the purchase price would be paid in installments due in 2026, which we intend to finance through a combination of sales of equity and additional borrowing. The acceptance of our offer to YPF is subject to approval by YPF’s Board of Directors, which is expected to occur in December 2025. If approved, this additional acquisition will remain subject to other customary closing conditions, with completion expected by December 31, 2025. While no assurances can be given, we believe that this acquisition of the remaining 50% equity interests in Profertil is probable and that YPF is likely to accept the offer. If both the acquisitions of Nutrien’s and YPF’s equity interests in Profertil are consummated, the Company will have a 90% equity interest in Profertil and ACA will have a 10% equity interest.

We refer to the acquisition of Nutrien’s and YPF’s equity interests in Profertil collectively as the “Profertil Acquisition.”

See “Risks related to the probable Profertil Acquisition,” “Unaudited Pro Forma Consolidated Financial Information” and our report on Form 6-K which was furnished to the SEC on December 1, 2025, which includes as exhibits the audited consolidated financial statements of Profertil.

Risk Factors

Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading “Risk Factors” in our 2024 Annual Report, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks related to the Company

Our controlling shareholder may have regulatory, reputational, or operational exposures that could indirectly affect us.

In October 2021, the U.S. Commodity Futures Trading Commission (CFTC) instituted and settled regulatory proceedings against Tether Holdings Limited, Tether Limited, Tether Operations Limited, and Tether International Limited (collectively, “Tether Group”) by way of an order accepting Tether Group’s payment of a civil monetary penalty of $41 million without admitting or denying any of the CFTC’s findings or conclusions. The order settled CFTC allegations that, from June 2016 to February 2019, Tether Group made untrue or misleading statements and omissions of material fact or omitted to state material facts necessary to make statements made not true or misleading in connection with, among other things, whether its stablecoin, USDT, was fully backed by U.S. dollars held in bank accounts in Tether Group’s name.

In February 2021, the Office of the Attorney General of the State of New York (NYAG) entered into an agreement with Tether Group and several Bitfinex (a group of companies with which Tether Group is affiliated) companies to settle a 2019 proceeding brought by NYAG seeking an injunction related to, among other things, the transfer of certain funds by and among Bitfinex and Tether Group. Without admitting or denying NYAG’s findings, Bitfinex and Tether Group agreed to settle the NYAG proceeding by paying $18.5 million in penalties to the State of New York. The agreement further required Bitfinex and Tether Group to discontinue any trading activity with New York persons or entities and to submit to mandatory reporting on certain business functions.

While to our knowledge the Tether Group is not currently subject to any known ongoing enforcement proceedings, we cannot assure you that future regulatory developments involving the Tether Group would not have some indirect adverse impact on our business.

In the future, we may hold stablecoins or other digital assets in our balance sheet, which could expose us to a variety of factors that are difficult to evaluate with respect to the digital asset ecosystem, a relatively new and rapidly changing industry.

We are exploring the possibility of opportunistically trading some of our agricultural by-products (such as renewable electricity) and products for consideration that may consist of stablecoins or other digital assets. Digital assets may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The digital asset ecosystem is a new and rapidly evolving industry, and its growth is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset ecosystem include:

•	continued worldwide growth in the adoption and use of cryptocurrencies and other digital assets;

•	government and quasi-government regulation of cryptocurrencies and other digital assets and their use, or restrictions on or regulation of access to and operation of public blockchains or digital asset networks or protocols;

•	the security, maintenance and development of the open-source software protocol and other technologies impacting digital asset networks;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

•	general economic conditions and the regulatory environment relating to digital assets and relevant service providers.

The price of digital assets has been, and is expected to continue to be, volatile and subject to fluctuations. A variety of factors, known and unknown, may affect price and valuation. While our investment strategy does not currently contemplate a material investment in digital assets, a decrease in the price of digital assets that we may hold as investments in the future may have an adverse effect on our financial condition. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of digital assets.

Risks related to Argentina

The Argentine government may not be able to implement its proposed economic reforms.

On October 26, 2025, mid-term national congressional elections were held in Argentina, resulting in President Javier Milei’s La Libertad Avanza party (“LLA”) securing approximately 41% of the votes and winning a third of the Lower House seats, a key threshold for blocking opposition bills and backing presidential decrees. Nevertheless, LLA still fell short of a majority in either chamber of Congress. As a result, the ability of the Milei administration to continue its reform agenda and effectively implement ongoing economic reforms or react appropriately to future economic situations may be limited. The inability of the Argentine government to effectively implement its agenda could negatively affect the economy and therefore have a material adverse effect on our business, financial condition, results of operations and prospects.

In this sense, although financial markets appear to have reacted positively to the election results, there is no assurance that such conditions will persist. Political or social opposition to the government’s reform measures, adverse external developments, or delays in the implementation of structural policies could reverse these trends and generate volatility in the Argentine financial markets, adversely affecting access to international financing, the value of the Argentine peso, and the overall stability of the Argentine economy. We cannot assure whether any such changes will occur or, if they do, predict their timing or their potential impact on our business, financial condition, results of operations or prospects.

Risks related to the probable Profertil Acquisition

The actual financial positions and results of operations of Adecoagro following the Profertil Acquisition may differ materially from the unaudited pro forma consolidated financial information included in this prospectus.

The unaudited pro forma consolidated financial information contained in this prospectus is presented for illustrative purposes only and may not be an indication of what our financial position or results of operations would have been had the transaction contemplated by the acquisition agreement been completed on the dates indicated. The unaudited pro forma consolidated financial information has been derived from the historical consolidated financial statements of Profertil and Adecoagro, and certain adjustments and assumptions have been made regarding the combined businesses after giving effect to the transaction. The assets and liabilities of Profertil have been measured at fair value based on various preliminary estimates using assumptions that our management believes are reasonable using information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the unaudited pro forma consolidated financial information and the final acquisition accounting will occur and could have a material impact on the unaudited pro forma consolidated financial information and Adecoagro’s financial position and future results of operations.

In addition, the assumptions used in preparing the unaudited pro forma consolidated financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the closing of the transactions contemplated by the acquisition agreement. Any potential decline in our financial condition or results of operations may cause significant variations in our share price.

The Profertil Acquisition is subject to mandatory notification to the Argentine Antitrust Authority.

Antitrust authority approval is not a condition precedent to the closing of the Profertil Acquisition. However, after the closing of the Profertil Acquisition, Avaldi is required to file all requested documentation with the Argentine Antitrust Authority to seek and obtain antitrust approval of the Profertil Acquisition itself. Avaldi assumes the entire risk and burden of the antitrust approval and is the sole responsible party to perform all actions required by any governmental order issued by the Argentine Antitrust Authority in connection with the Profertil Acquisition. There can be no assurance on the terms in which the Profertil Acquisition will be approved by the Argentine Antitrust Authority or if it will be approved at all.

Acquisitions that we have completed, including the Profertil Acquisition, and any future acquisitions, strategic investments, partnerships, or alliances could be difficult to integrate and/or identify, could divert the attention of key management personnel, disrupt our business, dilute stockholder value and adversely affect our financial results, including impairment of goodwill and other intangible assets.

One of our principal business strategies includes acquisitions of new agro-industrial platforms, enabling us to continue diversifying our operations and other strategic transactions, including in jurisdictions in which we do not currently operate. The successful acquisition and integration of platforms, including the Profertil Acquisition, requires an assessment of several factors, including development and operating costs, and potential environmental and other liabilities.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject platforms that we believe to be generally consistent with industry practices. Our review and the review of advisors will not reveal all existing or potential problems, nor will it permit us or them to become sufficiently familiar with the platforms to fully assess their deficiencies. Environmental conditions are not necessarily observable even when an inspection is undertaken. We or advisors may apply different assumptions when assessing the same business. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We often are not entitled to contractual indemnification for environmental liabilities and acquire properties on an “as is” basis. Even in those circumstances in which we have contractual indemnification rights for pre-closing liabilities, it remains possible that the seller will not be able to fulfill its contractual obligations. There can be no assurance that problems related to the assets or management of the companies and operations we have acquired, or operations we may acquire or add to our portfolio in the future, will not arise in future, and these problems could have a material adverse effect on our business, financial condition, and results of operations.

Significant acquisitions, including the Profertil Acquisition, and other strategic transactions may involve other risks, including:

•	diversion of our management’s attention to evaluating, negotiating and integrating significant acquisitions and strategic transactions;

•	challenge and cost of integrating acquired operations, information management and other technology systems and business cultures with ours while carrying on our ongoing business;

•	contingencies and liabilities that could not be or were not identified during the due diligence process, including with respect to possible deficiencies in the internal controls of the acquired operations; and

•	challenge of attracting and retaining personnel associated with acquired operations.

It is also possible that we may not identify suitable acquisition targets or strategic investment, partnership, or alliance candidates. Our inability to identify suitable acquisition targets, strategic investments, partners or alliances, or our inability to complete such transactions, may negatively affect our competitiveness and growth opportunities. Moreover, if we fail to properly evaluate acquisitions, including the Profertil Acquisition, alliances, or investments, we may not achieve the anticipated benefits of any such transaction, and we may incur costs in excess of what we anticipate.

Future acquisitions financed with our own cash could deplete the cash and working capital available to adequately fund our operations and return value to shareholders. We may also finance future transactions through debt financing, the issuance of our equity securities, existing cash, cash equivalents or investments, or a combination of the foregoing. Acquisitions financed with the issuance of our equity securities could be dilutive, which could affect the market price of our stock. Acquisitions financed with debt could require us to dedicate a substantial portion of our cash flow to principal and interest payments and could subject us to restrictive covenants.

Failure to consummate the Profertil Acquisition or termination of the acquisition agreement could negatively affect us.

Our business may be adversely impacted if we cannot pursue opportunities that might benefit us because our management is focused on the pending Profertil Acquisition. We will not realize any of the anticipated benefits of the pending Profertil Acquisition until it is completed. The pending Profertil Acquisition may not close for various reasons, including our ability to satisfy closing conditions. In addition, although we have sent a signed offer letter to YPF to purchase its equity interests in Profertil, YPF has not yet accepted our offer, and its Board of Directors may not approve the sale. In the event that we are unable to consummate the pending Profertil Acquisition for either Nutrien’s 50% equity interests in Profertil or YPF’s 50% equity interests in Profertil, the market price of our common shares may decline to the extent that the current market price reflects a market assumption that our pending acquisition will be completed.

Consummation of the Profertil Acquisition could cause disruptions and create uncertainty surrounding our business and affect our relationships with customers, vendors, other business partners and employees.

Some of our customers, vendors and other business partners may delay or defer decisions, seek to change the terms on which they do business or reconsider their relationships with us, which could adversely affect our business and results of operation, regardless of whether the Profertil Acquisition is consummated. The uncertainty created by the pending Profertil Acquisition may also impair our ability to retain and motivate key personnel until the Profertil Acquisition is completed, which could reduce or delay our ability to realize the anticipated benefits of the Profertil Acquisition.

Enforceability of Civil Liabilities

We are a joint stock company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg. Most of the members of our board of directors, our senior management and the experts named in this prospectus reside outside the United States and a substantial portion of their assets are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Luxembourg and penalty clauses and similar clauses on damages or liquidated damages are allowed to the extent that they provide for a reasonable level of damages and the courts of Luxembourg have the right to reduce or increase the amount thereof if it is unreasonably high or low.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. The traditional requirements for a valid, final (non-appealable) and conclusive judgment against us in any civil or commercial suit, action or proceeding obtained from a court of competent jurisdiction in the United States, which judgment remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, to be enforced through a court of competent jurisdiction of Luxembourg may be the following (subject to compliance with the enforcement procedures set forth in the relevant provision of the Luxembourg New Code of Civil Procedure (Nouveau Code de Procédure Civile) and Luxembourg case-law, which may evolve):

•	the U.S. court awarding the judgment has jurisdiction to hear and adjudicate the respective matter under its applicable laws, and such jurisdiction is recognized by Luxembourg international private law and local law;

•	the judgment is final and duly enforceable (exécutoire) in the jurisdiction where the decision is rendered and has not been fully enforced in that and/or any other jurisdiction;

•	the judgment is not in contradiction with an already issued judgment of a Luxembourg court;

•	the U.S. court has applied the substantive law as designated by the Luxembourg conflict of laws rules. Based on recent case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court;

•	the U.S. court has acted in accordance with its own procedural laws and had jurisdiction over the subject matter of the action leading to the judgment;

•	the judgment was granted in compliance with the rights of the defendant in particular, following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense and other conditions for a fair trial have been complied with taking into account all facts and circumstances whether occurring before, during or after trial or the issue and delivery of the judgement, and the judgment has not been obtained by reason of fraud; and

•	the judgment does not contravene international public policy rules as understood under the laws of Luxembourg and has not been given in proceedings of a criminal, penal or tax nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

If an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law (i) if the choice of such foreign law was not made bona fide; (ii) if the foreign law was not pleaded and proven: or (iii) if pleaded and proven, such foreign law was contrary to mandatory Luxembourg laws or incompatible with Luxembourg public policy rules. In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.

In addition, actions brought in a Luxembourg court against us or the members of our board of directors, our other officers and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts do generally not award punitive damages. Litigation in Luxembourg also is subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in the French or German language, and all documents submitted to the court would, in principle, have to be translated into French or German.

A contractual provision allowing the service of process against a party to a service agent could be overridden by Luxembourg statutory provisions allowing the valid serving of process against a party subject to and in accordance with the laws of the country where such party is domiciled.

For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our board of directors and other executive officers and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our board of directors, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or Luxembourg courts.

Capitalization

The following table sets forth our cash and cash equivalents and our total capitalization as of September 30, 2025:

•	on an actual basis; and

•	on a pro forma basis to give effect to the Profertil Acquisition, as if such event had occurred on September 30, 2025.

The following table should be read in conjunction our unaudited consolidated interim financial statements as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024 and related notes that are incorporated by reference into this prospectus, the unaudited pro forma consolidated financial information included elsewhere in this prospectus and the other financial information included or incorporated by reference into this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of September 30, 2025
	Actual		Pro forma(3)
	(in thousands of U.S. dollars)
Cash and cash equivalents	339,998		9,820
Non-current borrowings:
Senior Notes	760,136		760,136
Bank borrowings	294,056		548,381
Current borrowings:
Senior Notes	6,751		6,751
Bank borrowings	176,028		406,442
Total borrowings	1,236,971	(1)	1,721,710
Total equity attributable to equity holders of the parent	1,371,989		1,371,989
Non-controlling interest	64,569		145,309
Total shareholders’ equity	1,436,558		1,517,298
Total capitalization (2)	2,673,529		3,239,008

(1)	Of our total borrowings, $50.1 million is secured, $520.2 million is unsecured and $771.0 million is guaranteed by our subsidiary guarantors.

(2)	Total Capitalization equals total borrowings plus total shareholders’ equity.

(3)	See “Unaudited Pro Forma Consolidated Financial Information.”

Unaudited Pro forma consolidated financial information

Introduction

For a description of the probable Profertil Acquisition, see “The Company—Acquisition of Profertil S.A.”

Basis of Pro Forma Presentation

The following unaudited pro forma consolidated financial information (the “unaudited pro forma financial statements”) is provided to aid you in your analysis of the financial aspects of the transactions discussed herein.

The unaudited pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses,” as adopted by the SEC on May 21, 2020. We have elected not to present management’s adjustments and have presented only Transaction Accounting Adjustments in the following unaudited pro forma financial statement.

The unaudited pro forma financial statements give effect to the probable Profertil Acquisition, as further discussed in “The Company—Acquisition of Profertil S.A.”

The unaudited pro forma financial statements were derived from our historical consolidated financial statements and the historical financial statements of Profertil, as adjusted to give effect to the transaction. Our historical consolidated financial statements and the historical financial statements of Profertil used in preparing these unaudited pro forma financial statements were prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS”). In connection with the pro forma presentation, we evaluated Profertil’s significant accounting policies and determined they are substantially consistent with our policies under IFRS, and therefore no material accounting policy alignment adjustments were required.

The unaudited pro forma consolidated statement of financial position gives pro forma effect to the transaction as if it had been consummated on September 30, 2025. The unaudited pro forma consolidated statement of income for the nine months ended September 30, 2025, and for the year ended December 31, 2024, give effect as if the acquisition had occurred on January 1, 2024.

The unaudited pro forma financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma consolidated financial information;

•	the historical audited financial statements of Profertil as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023, which are incorporated by reference into this prospectus;

•	the historical unaudited financial statements of Profertil as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024, which are incorporated by reference into this prospectus;

•	the historical audited consolidated financial statements of Adecoagro as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023, which are incorporated by reference into this prospectus;

•	the historical unaudited consolidated financial statements of Adecoagro as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024, which are incorporated by reference into this prospectus; and

•	other information relating to Adecoagro.

The unaudited pro forma financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Adecoagro.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2025

	Historical Adecoagro	Historical Proferil (Note 2.3)	Transaction accounting adjustments (Note 3 and Note 3 (e))		Adecoagro Pro Forma consolidated
	(in thousands of U.S. Dollars, except per share value)
ASSETS
Non-Current Assets
Property, plant and equipment, net	1,681,601	586,196	813,804		3,081,601
Right of use assets	400,871	12,450	-		413,321
Investment property	34,208	-	-		34,208
Intangible assets, net	35,423	-	137,338		172,761
Biological assets	41,331	-	-		41,331
Deferred income tax assets	20,968	-	-		20,968
Trade and other receivables, net	56,968	33,771	-		90,739
Derivative financial instruments	9,219	-	-		9,219
Other Assets	3,426	-	-		3,426
Total Non-Current Assets	2,284,015	632,417	951,142		3,867,574
Current Assets
Biological assets	193,376	-	-		193,376
Inventories	407,286	98,758	-		506,044
Trade and other receivables, net	389,085	117,972	(120,000	)(a)	387,057
Derivative financial instruments	5,823	-	-		5,823
Short-term investments	25,464	175,656	-		201,120
Cash and cash equivalents	339,998	3,822	(334,000	)(b)	9,820
Total Current Assets	1,361,032	396,208	(454,000)		1,303,240
TOTAL ASSETS	3,645,047	1,028,625	497,142		5,170,814
SHAREHOLDERS EQUITY
Capital and reserves attributable to equity holders of the parent
Share capital	158,073	356,000	(356,000)		158,073
Share premium	636,139	-	-		636,139
Cumulative translation adjustment	(424,636)	-	-		(424,636)
Equity-settled compensation	11,291	-	-		11,291
Other reserves	153,237	77,021	(77,021)		153,237
Treasury shares	(7,940)	-	-		(7,940)
Revaluation surplus	279,150	-	-		279,150
Reserve from the sale of non-controlling interests in subsidiaries	41,574	-	-		41,574
Retained earnings	525,101	85,409	(85,409)		525,101
Equity attributable to equity holders of the parent	1,371,989	518,430	(518,430)		1,371,989
Non-controlling interest	64,569	-	80,740	(c)	145,309
TOTAL SHAREHOLDERS EQUITY	1,436,558	518,430	(437,690)		1,517,298
LIABILITIES
Non-Current Liabilities
Trade and other payables	990	-	-		990
Borrowings	1,054,192	54,325	200,000	(b)	1,308,517
Lease liabilities	317,869	9,774	-		327,643
Deferred income tax liabilities	344,906	150,838	284,832		780,576
Payroll and social security liabilities	560	-	-		560
Derivatives financial instruments	1,206	-	-		1,206
Provisions for other liabilities	2,668	14,202	-		16,870
Total Non-Current Liabilities	1,722,391	229,139	484,832		2,436,362
Current Liabilities
Trade and other payables	210,065	67,396	400,000	(d)	677,461
Current income tax liabilities	828	27,505	-		28,333
Payroll and social security liabilities	37,582	5,591	-		43,173
Borrowings	182,779	180,414	50,000	(b)	413,193
Lease liabilities	50,206	150	-		50,356
Derivative financial instruments	3,871	-	-		3,871
Provisions for other liabilities	767	-	-		767
Total Current Liabilities	486,098	281,056	450,000		1,217,154
TOTAL LIABILITIES	2,208,489	510,195	934,832		3,653,516
TOTAL SHAREHOLDERS EQUITY AND LIABILITIES	3,645,047	1,028,625	497,142		5,170,814

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2024

	Historical Adecoagro	Historical Profertil (Note 2.3)	Transaction accounting adjustments (Note 3 and Note 3 (e))		Adecoagro Pro Forma consolidated
	(in thousands of U.S. Dollars, except per share value)
Revenue	1,518,907	666,849	-		2,185,756
Cost of revenue	(1,198,715)	(310,603)	(40,690	)(f)	(1,550,008)
Initial recognition and changes in fair value of biological assets and agricultural produce	143,081	-	-		143,081
Changes in net realizable value of agricultural produce after harvest	(28,437)	-	-		(28,437)
Margin on agricultural and industrial activities	434,836	356,246	(40,690)		750,392
General and administrative expenses	(103,880)	(31,174)	-		(135,054)
Selling expenses	(153,482)	(79,854)	-		(233,336)
Other operating income / (expense), net	4,824	666	-		5,490
Profit from operations	182,298	245,884	(40,690)		387,492
Finance income	16,808	45,491	-		62,299
Finance cost	(166,441)	(48,193)	(17,375	)(i)	(232,009)
Other financial results, net	2,421	-	-		2,421
Financial results, net	(147,212)	(2,702)	(17,375)		(167,289)
Profit before income tax	35,086	243,182	(58,065)		220,203
Income tax benefit / (expense)	57,015	(2,050)	14,242	(g)	69,207
Profit for the year	92,101	241,132	(43,823)		289,410

Attributable to:
Equity holders of the parent	92,340	-	175,841		268,181
Non-controlling interest	(239)	-	21,468	(h)	21,229

Average amount of shares (in thousands)	102,606				102,606
Earnings per share (“EPS”) attributable to the equity holders of the parent

Basic EPS	0.900				2.614
Diluted EPS	0.896				2.602

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	Historical Adecoagro	Historical Profertil (Note 2.3)	Transaction accounting adjustments (Note 3 and Note 3 (e))		Adecoagro Pro Forma consolidated
	(in thousands of U.S. Dollars, except per share value)
Revenue	1,011,798	447,126	-		1,458,924
Cost of revenue	(841,418)	(230,612)	(30,518	)(f)	(1,102,548)
Initial recognition and changes in fair value of biological assets and agricultural produce	77,479	-	-		77,479
Changes in net realizable value of agricultural produce after harvest	7,594	-	-		7,594
Margin on agricultural and industrial activities	255,453	216,514	(30,518)		441,449
General and administrative expenses	(90,014)	(23,315)	-		(113,329)
Selling expenses	(111,316)	(46,644)	-		(157,960)
Other operating income, net	12,063	(367)			11,696
Profit from operations	66,186	146,188	(30,518)		181,856
Finance income	25,036	9,543	-		34,579
Finance cost	(79,104)	(31,475)	(13,031	)(i)	(123,610)
Other financial results, net	(6,029)	-	-		(6,029)
Financial results, net	(60,097)	(21,932)	(13,031)		(95,060)
Profit before income tax	6,089	124,256	(43,549)		86,796
Income tax benefit / (expense)	2,002	(49,362)	10,681	(g)	(36,679)
Profit for the period	8,091	74,894	(32,868)		50,117

Attributable to:
Equity holders of the parent	7,037	-	36,521		43,558
Non-controlling interest	1,054	-	5,505	(h)	6,559

Average amount of shares (in thousands)	100,086				100,086
EPS attributable to the equity holders of the parent

Basic EPS	0.070				0.435
Diluted EPS	0.070				0.434

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(The amounts presented are in thousands of US$, except per share data and except as otherwise indicated).

Note 1 – Accounting for the Profertil Acquisition

1.	Method of Accounting

The Company expects to account for the acquisition of its 90% interest in Profertil as a Business Combination in accordance with International Financial Reporting Standard 3 (IFRS 3). The acquisition of 50% equity interests from Nutrien and the acquisition of YPF’s 50% equity interests in Profertil are expected to occur during the same period. Accordingly, the Company will fully consolidate Profertil's financial statements commencing from the acquisition date.

2.	Application of IFRS 3 (Acquisition Method)

The application of IFRS 3 requires the following key steps:

•	Initial Measurement: the Company uses the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the Company. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

•	Purchase Price Allocation (PPA): the identifiable assets acquired and liabilities assumed will be recognized on the Company’s statement of financial position at their fair values as of the acquisition date.

•	Goodwill: any excess of the cost of the investment over the net fair value of Profertil’s identifiable assets and liabilities will be recognized as goodwill.

•	Non-Controlling Interest (NCI): a non-controlling interest will be recognized for the participation held by ACA.

Note 2 - Basis of Presentation for Unaudited Pro Forma Financial Statements

1. Assumption of Acquisition Date

The unaudited pro forma consolidated financial statements are prepared under the following assumptions regarding the effective date of the transaction:

•	Statement of Income: The unaudited pro forma statements of income for the year ended December 31, 2024, and for the nine months ended September 30, 2025, have been prepared as if the transaction occurred on January 1, 2024, which is the beginning of the earliest period presented.

•	Statement of Financial Position: The unaudited pro forma statement of financial position as of September 30, 2025, has been prepared as if the transaction occurred on September 30, 2025.

2. Preliminary Estimates and Limitations

Management has made significant estimates and assumptions in determining the pro forma adjustments, including a preliminary estimation of the fair values of Profertil's assets and liabilities (including the support of an external expert to determine the fair value of Property, plant and equipment).

•	Final Valuation: We have not completed the detailed valuation studies necessary to arrive at the required final estimates of fair value. A final determination of the fair value of Profertil’s assets and liabilities will be based on the actual net assets and liabilities existing as of the closing date and the final closing adjustments specified in the acquisition agreement.

•	Material Differences: The final purchase price and the purchase price allocation may differ materially from what is presented herein, as the actual adjustments will vary from the pro forma estimates.

•	Exclusions: The unaudited pro forma financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition.

•	Conclusion: Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transaction based on information available at this time.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the transaction are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition. We and Profertil have not had any historical relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

In order to determine the basis differences, management performed a preliminary estimation of fair values of the Profertil’s assets and liabilities as of the date of these unaudited pro forma consolidated financial statements. As of the date of this prospectus, we have not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Profertil’s assets to be acquired and the liabilities to be assumed and the related purchase price allocation. A final determination of the fair value of the Profertil’s assets and liabilities will be based on the actual net assets and liabilities of Profertil that exist as of the closing date and, therefore, cannot be made prior to the completion of the transaction. In addition, the value of the consideration upon the consummation of the transaction will be determined based on the final closing adjustments as determined in the acquisition agreement. We have estimated the fair value of Profertil’s assets and liabilities based on discussions with Profertil’s management, preliminary valuation studies, due diligence, and information presented in Profertil’s public filings. Upon completion of the transaction, final valuations will be performed. The final purchase price and purchase price allocation may be different than what is presented herein, and such differences could be material.

The adjustments to the historical consolidated financial statements as of September 30, 2025 and  for the year ended December 31, 2024 and nine months ended September 30, 2025, are based upon currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the transaction had been completed on the dates indicated or what could be achieved in the future. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated.

3. Reclassifications of the financial statements as reported by Profertil

The following table describes certain presentation changes in the classification of Profertil’s figures as reported in its statement of financial position as of September 30, 2025 and its statements of profit or loss for the nine-month period ended September 30, 2025 and the fiscal year ended December 31, 2024, to conform with the presentation criteria of Adecoagro in the pro forma statement of financial position and the pro forma statements of income for the periods referred to above. Adecoagro is not aware of any material differences between the accounting policies of Adecoagro and Profertil.

Statement of financial position as of September 30, 2025	As reported by Profertil	Reclassifications		Historical Profertil financial statements as conformed
	(in thousands of U.S. Dollars, except per share value)
Line Item
ASSETS
Non-current assets
Other receivables	33,771	(33,771)		-
Trade and other receivables	-	33,771		33,771

Current assets
Trade receivables	94,970	(94,970)		-
Other receivables	23,002	(23,002)		-
Trade and other receivables	-	117,972		117,972
Investments in financial assets	175,656	(175,656)		-
Short term investments	-	175,656		175,656

Non-current Liabilities
Financial debt	54,325	(54,325)		-
Borrowings	-	54,325		54,325
Other liabilities	23,976	(23,976)		-
Lease liabilities	-	9,774		9,774
Provisions for other liabilities	-	14,202		14,202

Current liabilities
Financial debt	180,414	(180,414)		-
Borrowings	-	180,414		180,414
Accounts payables	62,251	(62,251)		-
Taxes payables	1,677	(1,677)		-
Contract liabilities	3,468	(3,468)		-
Trade and other payables	-	67,396		67,396
Other liabilities	150	(150)		-
Lease liabilities	-	150		150

Pro forma statement of income for the nine-months period of September 30, 2025
Cost of sales	(230,612)	230,612		-
Cost of revenue	-	(230,612)		(230,612)
Gross profit	216,514	(216,514)		-
Margin on agricultural and industrial activities	-	216,514		216,514
Other financial results, net	3,961	(3,961)		-
Finance income	1,921	(1,921)		-
Finance cost	(27,814)	27,814		-
Finance income	-	9,543	(i)	9,543
Finance cost	-	(31,475	)(ii)	(31,475)

Pro forma statement of income for the year ended December 31, 2024
Cost of sales	(310,603)	310,603		-
Cost of revenue	-	(310,603)		(310,603)
Gross profit	356,246	(356,246)		-
Margin on agricultural and industrial activities	-	356,246		356,246
Other financial results, net	31,028	(31,028)		-
Finance income	3,984	(3,984)		-
Finance cost	(37,714)	37,714		-
Finance income	-	45,491	(iii)	45,491
Finance cost	-	(48,193	)(iv)	(48,193)

(i)	It includes total Finance income of $1,921; Fair value on financial assets at fair value through profit or loss of $6,378 and Gains of derivative financial instruments of$1,244.

(ii)	It includes total Finance cost ($27,814) and Miscellaneous ($3,661).

(iii)	It includes total Finance income of $3,984 and Fair value on financial assets at fair value through profit or loss of $41,507.

(iv)	It includes total Finance cost ($37,714); Losses on derivative financial instruments ($4,408) and Miscellaneous ($6,071).

Note 3 - Adjustments to the Unaudited Pro forma Consolidated Statement of Financial Position as of September 30, 2025

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(a)	It represents the pro forma adjustment to historical amounts to reflect the use of the advance payment of $120 million related to the acquisition under the agreement with Nutrien which was reflected as advanced payment.

(b)	It represents the pro forma adjustment to historical amounts to record the use of cash to pay to Nutrien the balance of the purchase price of the acquisition of its 50% interest in Profertil of $184 million; also the use of proceeds of the $200 million loan with Rabobank at a 6.95% interest rate, with a seven year term and two years of grace period and $50 million from existing lines of credit at a 7% interest rate, and the advance payment of $200 million for the acquisition of YPF’s 50% interest in Profertil.

(c)	It reflects the pro forma adjustments to historical amounts to record the non-controlling interest of ACA for the acquisition of Nutrien’s 50% interest in Profertil. ACA will not participate in the acquisition of the YPF’s 50% interest in Profertil.

(d)	It represents the pro forma adjustment to historical amounts to record the balance of the purchase price of YPF’s 50% interest in Profertil that would be due in 2026. (See “The Company—Acquisition of Profertil S.A.”).

(e)	Represents the pro forma adjustments to historical amounts to record the consolidation of Profertil into Adecoagro and also incorporates the preliminary purchase price allocation of the business combination, including the increased basis of property, plant and equipment, which fair value has been estimated on a pro forma basis and will be depreciated over the estimated useful lives on a pattern of economic benefit and its respective income tax effect, as well as goodwill recognition. It also includes the elimination of the Profertil Shareholder’s equity which is a consolidation adjustment.

The following table summarizes the preliminary calculation of the estimated  purchase price consideration to acquire Profertil for the purposes of the unaudited pro forma financial statements:

Preliminary Estimated Purchase Price Consideration
Amounts paid/to be paid in cash	680,000
Amounts to be paid in installments	400,000
Total purchase consideration	1,080,000

The following table presents a preliminary allocation of the estimated purchase price consideration to the fair values of the identifiable assets acquired and liabilities assumed from Profertil, based on Profertil’s balance sheet as of September 30, 2025, as adjusted for reclassification adjustments and acquisition accounting adjustments:

Cash and cash equivalents	3,822
Short-term investment	175,656
Trade and other receivables	151,743

Right of use assets	12,450
Inventories	98,758
Property, plant and equipment	1,400,000
Total Assets	1,842,429
Trade and other payables	(67,396)
Current income tax liabilities	(27,505)
Lease liabilities	(9,924)
Payroll and other liabilities	(5,591)
Borrowings	(234,739)
Deferred income tax liabilities	(435,670)
Provisions for other liabilities	(14,202)

Total liabilities	(795,027)
Total Net identifiable assets to be acquired	1,047,402
Less: Non-controlling interest in Profertil	(104,740)
Add: Goodwill	137,338
Net assets to be acquired	1,080,000

Note 4 - Adjustments to the Unaudited Pro Forma Consolidated Statement of Income for the Year ended December 31, 2024 and for the Nine-Month Period Ended September 30, 2025

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

(f)	It represents an adjustment to record the estimated additional depreciation expense related to the increased value of property, plant and equipment - net, which has been recorded at estimated fair value on a pro forma basis (see note j). These pro forma PP&E fair value amounts will be depreciated over the estimated remaining useful lives on a straight-line basis consistent with Adecoagro's useful life assumptions, which is calculated as follows:

	Estimated Fair Value	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Acquired Property, plant and equipment	813,804	30,518	40,690

A 10% increase/decrease in the fair value attributable to PP&E, with all other variables held constant, would result in an increase/decrease in annual depreciation expense of approximately $4,069. Additionally, a one-year increase/decrease in the estimated useful life of PP&E, with all other variables held constant, would result in an increase/decrease in annual depreciation expense in the range of approximately $4,521 to $3,699. The Company's management believes that using a 10% threshold in the sensitivity analysis is the appropriate magnitude given the relative size of the respective adjustments compared to the pro forma total assets and demonstrates a meaningful impact on the unaudited pro forma financial statements.

(g)	It reflects the pro forma adjustments to historical amounts to record the effect of 35% rate of income taxes for the depreciation of the increased basis of property, plant and equipment, which fair value has been estimated on a pro forma basis.

(h)	It reflects the pro forma adjustments to historical amounts to record the non-controlling interest of ACA for the acquisition of Nutrien’s 50% interest in Profertil.

(i)	It includes $17,375 and $13,031 of the calculation of finance cost for additional loans for the acquisition of Nutrien’s 50% interest in Profertil and the advance payment to YPF, for the twelve-month and nine-month periods, respectively.

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate purposes, including payment of the installments due to YPF for the acquisition of its equity interests in Profertil. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

Dividend Policy

The amount and payment of dividends will be determined by a simple majority vote at a general shareholders’ meeting, typically, but not necessarily, based on the recommendation of our Board of Directors. All shares of our capital stock rank pari passu with respect to the payment of dividends. Pursuant to our articles of incorporation, the Board of Directors has the power to distribute interim dividends in accordance with applicable Luxembourg law. Dividends may be lawfully declared and paid if our net profits and distributable reserves are sufficient under Luxembourg law.

Under Luxembourg law, at least 5% of our net profits per year must be allocated to the creation of a legal reserve until such reserve has reached an amount equal to 10% of our issued share capital. If the legal reserve subsequently falls below the 10% threshold, at least 5% of the annual net profits again must be allocated toward the reserve until the 10% threshold is again reached. The legal reserve is not available for distribution.

On March 11, 2025 the Board of Directors, noting that the conditions under applicable law for the distribution of an interim dividend were satisfied, resolved to approve the interim accounts and declared the distribution of an interim dividend of $17.5 million (the “Interim Dividend”), to be paid out of the share premium account of the Company to the shareholders as of the date of record (May 2, 2025), and that such Interim Dividend shall be payable on May 17, 2025. The Board further resolved to propose to the annual general meeting of shareholders to declare a dividend of an amount of $35 million in two installments, part to cover the Interim Dividend and also to provide for the balance of $17.5 million to be paid in November 2025, and to delegate power to the Board of Directors to determine the record date and the payment date therefor. On May 16, 2025, we paid the Interim Dividend to shareholders of the Company of record at close of business on May 2, 2025. The Annual General Meeting of Shareholders held on June 6, 2025 declared a dividend of $35 million to be paid in two installments, the first installment being the Interim Dividend and the second installment of $17.5 million to be paid in November 2025. On November 19, 2025, we paid the second installment in an equal cash amount to shareholders of the Company of record at close of business on November 3, 2025.

Adecoagro is a holding company and has no material assets other than its ownership of partnership interests in Adecoagro LP SCS. As a result, it is a holding entity with no material assets other than its indirect ownership of shares in operating subsidiaries in foreign countries. If we were to distribute a dividend at some point in the future, we would cause the operating subsidiaries to make distributions to Adecoagro LP SCS, which in turn would make distributions to Adecoagro in an amount sufficient to cover any such dividends.

Our subsidiaries in Argentina and Brazil are subject to certain restrictions on their ability to declare or pay dividends. See “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Indebtedness and Financial Instruments” and “—Risks Related to our Business and Industries—The terms of our indebtedness and that of certain of our subsidiaries impose significant restrictions on our operating and financial flexibility” in our 2024 Annual Report.

Description of Share Capital

Set forth below is certain information relating to our share capital, including brief summaries of the material provisions of our articles of association, the Act and certain related laws and regulations of Luxembourg.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association, as amended, and applicable Luxembourg law, including the Act.

General

Adecoagro is a Luxembourg société anonyme (a joint stock company). The Company’s legal name is “Adecoagro S.A.” Adecoagro was incorporated on June 11, 2010 and on October 26, 2010 all the outstanding shares of Adecoagro were acquired by IFH LLC.

On October 30, 2010, the members of IFH LLC transferred pro rata approximately 98% of their membership interests in IFH LLC to Adecoagro in exchange for common shares of Adecoagro. In a series of transactions during 2012, we transferred shares of Adecoagro to certain limited partners of IFH in exchange for their residual interest in IFH, increasing our interest in IFH to approximately 100%.

On January 28, 2011, Adecoagro completed the IPO of its shares on the NYSE. The shares are traded under the symbol “AGRO.”

On March 27, 2015, Adecoagro commenced a series of transactions for the purpose of transferring the domicile of Adecoagro LP to Luxembourg. In connection with the Adecoagro LP redomiciliation, Adecoagro merged IFH into Adecoagro LP with Adecoagro LP as the surviving entity and Adecoagro GP S.à r.l., a société à responsabilité limitée organized under the laws of Luxembourg, became the general partner of Adecoagro LP on April 1, 2015. On April 2, 2015, Adecoagro completed the redomiciliation of Adecoagro LP (Delaware) out of Delaware to Luxembourg and Adecoagro LP, without dissolution or liquidation, continued its corporate existence as Adecoagro LP S.C.S., a société en commandite simple organized under Luxembourg law, effective April 2, 2015. For a detailed description of the Adecoagro LP redomiciliation please see “Item 4. Information on the Company—A. History and Development of the Company—History” in our 2024 Annual Report. Since that date the affairs of Adecoagro LP S.C.S. have been governed by its articles of incorporation and Luxembourg law.

Adecoagro is registered with the Luxembourg Registry of Trade and Companies under number B153681. Adecoagro has its registered office at 28 Boulevard F.W. Raiffeisen, L-2411 Luxembourg since April 30, 2024.

The corporate purpose of Adecoagro, as stated in Article 4 of our articles of incorporation (Purpose Object), is the following: The object of Adecoagro is the holding of participations, in any form whatsoever, in Luxembourg and foreign companies, or other entities or enterprises, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes and other securities or rights of any kind including interests in partnerships, and the holding, acquisition, disposal, investment in any manner (in), development, licensing or sub licensing of, any patents or other intellectual property rights of any nature or origin as well as the ownership, administration, development and management of its portfolio. Adecoagro may carry out its business through branches in Luxembourg or abroad.

Adecoagro may borrow in any form and proceed to the issuance by private or public means of bonds, convertible bonds and debentures or any other securities or instruments it deems fit.

In a general fashion it may grant assistance (by way of loans, advances, guarantees or securities or otherwise) to companies or other enterprises in which Adecoagro has an interest or which form part of the group of companies to which Adecoagro, belongs or any entity as Adecoagro may deem fit (including upstream or cross stream), take any controlling, management, administrative and/or supervisory measures and carry out any operation which it may deem useful in the accomplishment and development of its purposes.

Finally, Adecoagro can perform all commercial, technical and financial or other operations, connected directly or indirectly in all areas in order to facilitate the accomplishment of its purpose.

Share Capital

As of December 31, 2024, our issued share capital amounted to $167,072,722.50, represented by 111,381,815 shares in issue (of which 11,328,038 were treasury shares) with a nominal value of $1.50 each. All issued shares are fully paid up. Consequently, there were 100,053,777 common shares outstanding.

On June 6, 2025, our general meeting of shareholders resolved to reduce our share capital by $9,000,000 and to cancel 6,000,000 shares held in treasury. Following this reduction, and as of September 30, 2025, our issued share capital amounts to $158,072,722.50, represented by 105,381,815 shares. Of these, 5,295,375 shares were held in treasury resulting in 100,086,440 common shares outstanding as of that date.

We have an authorized share capital of $3,000,000,000 including the issued share capital and are authorized to issue up to 2,000,000,000 shares of a nominal value of $1.50 each (taking into account the shares issued as of the date hereof) out of such authorized share capital. Our authorized unissued share capital as of October 29, 2025 is $2,841,927,277.50. The authorization of our Board of Directors in connection with our current authorized share capital will expire on October 29, 2030.

Our articles of incorporation authorize the Board of Directors to issue shares within the limits of the authorized unissued share capital at such times and on such terms as the Board or its delegates may decide for a period ending on October 29, 2030 (unless it is extended, amended or renewed and we currently intend to seek renewals and/or extensions as required from time to time). Accordingly, the Board may issue shares or any securities or instruments giving rights to shares within the limits of the authorized (unissued) share capital against contributions in cash, contributions in kind or by way of incorporation of available reserves at such times and on such terms and conditions, including the issue price, as the Board of Directors or its delegate(s) may in its or their discretion resolve while waiving, suppressing, or limiting any preemptive subscription right of existing shareholders provided for by law to the extent it deems such waiver, suppression or limitation advisable for any issue or issues of shares within the authorized share capital.

Our authorized share capital is determined (and may be increased, reduced or extended) by our articles of incorporation, as amended from time to time, by the decision of our extraordinary general meeting of shareholders with the necessary quorum and majority provided for the amendment of our articles of incorporation.

Form and Transfer of Shares

Our shares are issued in registered form only and are freely transferable. Luxembourg law does not impose any limitations on the rights of Luxembourg or non-Luxembourg residents to hold or vote our shares.

Under Luxembourg law, the ownership of registered shares is evidenced by the inscription of the name of the shareholder, the number of shares held by him or her in the register of shares of the Company. Each transfer of shares in the share register shall be effected by written declaration of transfer to be recorded in the register of shares, such declaration to be dated and signed by the transferor and the transferee, or by their duly appointed agents. We may accept and enter into the share register any transfer effected pursuant to an agreement or agreements between the transferor and the transferee, true and complete copies of which have been delivered to us.

We may appoint registrars in different jurisdictions, each of whom may maintain a separate register for the shares entered in such register. We have appointed Computershare as our New York registrar and transfer agent. The holders of our shares may elect to be entered in one of the registers and to be transferred from time to time from one register to another register provided that our Board of Directors may however impose transfer restrictions for shares that are registered, listed, quoted, dealt in, or have been placed in certain jurisdictions in compliance with the requirements applicable therein. The transfer to the register kept at the Company’s registered office may always be requested by a shareholder.

In addition, our articles of incorporation provide that our shares may be held through a securities settlement system or a professional depository of securities. Shares held in such manner have the same rights and obligations as shares recorded in our shareholder register(s) (subject to complying with certain formalities). Shares held through a securities settlement system or a professional depository of securities may be transferred in accordance with customary procedures for the transfer of securities in book-entry form.

Issuance of Shares

Pursuant to Luxembourg law of August 10, 1915 on commercial companies as amended, the issuance of shares in Adecoagro requires the approval by the general meeting of shareholders at the quorum and majority provided for the amendment of our articles of incorporation. See “—Amendment to the Articles of Incorporation” and “—General Meeting of Shareholders.” The general meeting of shareholders may however approve an authorized unissued share capital and authorize the Board of Directors to issue shares up to the maximum amount of such authorized unissued share capital for a maximum period of five years. The general meeting may amend, renew or extend such authorized share capital and authorization to the Board of Directors to issue shares.

We currently have an authorized share capital of $3,000,000,000, including the issued share capital and are authorized to issue up to 2,000,000,000 shares of a nominal value of $1.50 each (taking into account the shares issued as of the date hereof) out of such authorized share capital. Our authorized unissued share capital as of October 29, 2025 is $2,841,927,277.50 and is valid until October 29, 2030.

Our articles of incorporation authorize the Board of Directors to issue shares or any securities or instruments giving rights to shares within the limits of the authorized unissued share capital at such times and on such terms as the Board or its delegates may decide for a period ending on October 29, 2030 (unless it is extended, amended or renewed and we currently intend to seek renewals and/or extensions as required from time to time). Accordingly, the Board may issue shares within the limits of the authorized (unissued) share capital against contributions in cash, contributions in kind or by way of incorporation of available reserves at such times and on such terms and conditions, including the issue price, as the Board of Directors or its delegate(s) may in its or their discretion resolve while waiving, suppressing, or limiting any preemptive subscription right of existing shareholders provided for by law to the extent it deems such waiver, suppression or limitation advisable for any issue or issues of shares within the authorized share capital.

Our articles provide that no fractional shares may be issued.

Our shares have no conversion rights and there are no redemption or sinking fund provisions applicable to our common shares.

Preemptive Rights

Our articles provide that our Board of Directors may waive, suppress or limit any preemptive subscription right of existing shareholders provided for by law to the extent it deems such waiver, suppression or limitation advisable for any issue or issues of shares within the authorized share capital.

Repurchase of Shares

We cannot subscribe for our own shares.

We may, however, repurchase issued shares or have another person repurchase issued shares for our account, subject in particular to the following conditions (except in limited circumstances set forth by law)

•	the prior authorization of our general meeting of shareholders (at the quorum and majority for ordinary resolutions), which authorization sets forth the terms and conditions of the proposed repurchase and in particular the maximum number of shares to be repurchased, the duration of the period for which the authorization is given (which may not exceed five years) and, in the case of repurchase for consideration, the minimum and maximum consideration per share, must have been obtained;

•	the repurchase may not reduce our net assets on a non-consolidated basis to a level below the aggregate of the issued share capital increased by the reserves that we must maintain pursuant to Luxembourg law or our articles of incorporation; and

•	only fully paid up shares may be repurchased.

The general meeting of shareholders has authorized that the Company, and/or any wholly-owned subsidiary (and/or any person acting on their behalf), may purchase, acquire, receive or hold shares in the Company under article 430-15 of the Luxembourg law of August 10, 1915, as amended, from time to time up to 20% of the issued share capital, on the following terms and on such terms as referred to below and as shall further be determined by the Board of Directors of the Company, such authorization being valid (subject to renewal) for a period to end on June 6, 2030.

Acquisitions may be made in any manner including without limitation, by tender or other offers, buyback programs, over the stock exchange or in privately negotiated transactions or in any other manner as determined by the Board of Directors (including derivative transactions or transactions having the same or similar economic effect than an acquisition).

In the case of acquisitions for value:

(i)	in the case of acquisitions other than in the circumstances set forth under (ii), for a net purchase price being (x) no less than 50% of the lowest stock price and (y) no more than 50% above the highest stock price, in each case being the closing price, as reported by the New York City edition of the Wall Street Journal, or, if not reported therein, any other authoritative source to be selected by the Board of Directors of the Company (hereafter, the closing price), over the ten (10) trading days preceding the date of the purchase (or as the case may be the date of the commitment to the transaction);

(ii)	in case of a tender offer (or if deemed appropriate by the Board of Directors, a buyback program),

a.	in case of a formal offer being published, for a set net purchase price or a purchase price range, each time within the following parameters: no less than 50% of the lowest stock price and (y) no more than 50% above the highest stock price, in each case being the closing price over the ten (10) trading days preceding the publication date, provided however that if the stock exchange price during the offer period fluctuates by more than 10%, the Board of Directors may adjust the offer price or range to such fluctuations;

b.	in case a public request for sell offers is made, a price range may be set (and revised by the Board of Directors as deemed appropriate) provided that acquisitions may be made at a price which is no less than 50% of the lowest stock price and (y) no more than 50% above the highest stock price, in each case being the closing price over a period determined by the Board of Directors provided that such period may not start more than five (5) trading days before the sell offer start date of the relevant offer and may not end after the last day of the relevant sell offer period.

In addition, pursuant to Luxembourg law the Board of Directors may repurchase shares without the prior approval of the general meeting of shareholders if necessary to prevent serious and imminent harm to us or if the acquisition of shares has been made in view of the distribution thereof to the employees.

A share repurchase program was approved by the Board of Directors of the Company on September 12, 2013 to acquire up to 5% of the total outstanding share capital of the Company to be held as treasury shares (the “Share Repurchase Program”). The Share Repurchase Program was implemented in compliance with the authorization granted by the general meeting of shareholders of the Company, any applicable law, rules or regulations described above and the following limits approved by the Board of Directors of the Company. The Share Repurchase Program was approved for a period of 12 months from September 23, 2014 (the date of its announcement) or until reaching the maximum number of shares authorized under the Share Repurchase Program, whichever occurs first. In April 4, 2017, the Board of Directors amended the Share Repurchase Program to include repurchases under Open Market Transactions, in reliance on the “safe harbor” from liability for manipulation provided by Rule 10b-18 of the Securities Exchange Act of 1934 (the “Securities Exchange Act”) and in privately negotiated transactions. The Share Repurchase Program was renewed by decision of the Board of Directors on December 11, 2024 for an additional period of 12 months, ending on December 31, 2025, or until the maximum number of shares authorized under the Program are repurchased, whatever occurs first.

Capital Reduction

The articles of incorporation provide that the issued share capital may be reduced, subject to the approval by the general meeting of shareholders at the quorum and majority provided for the amendment of our articles of incorporation. See “—Amendment to the Articles of Incorporation” and “—General Meeting of Shareholders.”

General Meeting of Shareholders

In accordance with Luxembourg law and our articles of incorporation, any regularly constituted general meeting of shareholders of Adecoagro represents the entire body of shareholders of the Company. It shall have the broadest powers to order, carry out or ratify acts relating to the operations of the Company.

The annual general meeting of shareholders of Adecoagro as well as any other meetings of shareholders shall be held in the Grand Duchy of Luxembourg at such place and time as indicated in the notice of the meeting.

Each of our shares entitles the holder thereof to attend our general meeting of shareholders, either in person or by proxy, to address the general meeting of shareholders, and to exercise voting rights, subject to the provisions of our articles of incorporation. Each share entitles the holder to one vote at a general meeting of shareholders, subject to our articles of incorporation. There is no minimum shareholding required to be able to attend or vote at a general meeting of shareholders.

A shareholder may individually decide not to exercise and waive, temporarily or permanently, all or part of its voting rights and the exercise thereof. The waiving shareholder is bound by such waiver. Our Board of Directors may also decide (subject the applicable majority requirements) to suspend the voting rights of any shareholder that it determines to be in breach of its obligations as described by our articles of incorporation, or any subscription, transaction, governance, shareholders or like agreement. In case the exercise of the voting rights has been waived by one or several shareholders or are suspended, such shareholders may attend any general meeting of shareholders but the shares they hold are not taken into account for the determination of the conditions of quorum and majority to be complied with.

A shareholder may act at any general meeting of shareholders by appointing another person (who need not be a shareholder) as his proxy, which proxy shall be in writing and comply with such requirements as determined by our Board of Directors with respect to the attendance to the general meeting, and proxy forms in order to enable shareholders to exercise their right to vote. All proxies must be received by us (or our agents) no later than the day preceding the fifth (5th) working day before the date of the general meeting except if our Board of Directors decides to change such a time frame.

Our articles of incorporation provide that in the case of shares held through the operator of a securities settlement system or depository, a holder of such shares wishing to attend a general meeting of shareholders must receive from such operator or depository a certificate certifying the number of shares recorded in the relevant account on the blocking date and certifying that the shares in the account shall be blocked until the close of the general meeting. Such certificates should be submitted to us no later than the day preceding the fifth working day before the date of the general meeting unless our board fixes a different period.

Our Board of Directors may determine a date preceding a general meeting as the record date for admission to such general meeting. When convening a general meeting of shareholders, we will publish the convening notice (which must be published at least 15 days before the meeting) in the Recueil Électronique des Sociétés et Associations, and in a Luxembourg newspaper and in the case the shares of the Company are listed on a regulated market, in accordance with the publicity requirements of such regulated market applicable to the Company. If all of the shareholders are present or represented at a general meeting of shareholders, the general meeting may be held without prior notice or publication. The convening notices must contain the agenda of the meeting and set out the conditions for attendance and representation at the meeting.

All materials relating to a general meeting of shareholders (including the notice) will be available at the website of Adecoagro at www.adecoagro.com and will be filed with the SEC on Form 6-K. The information on our website is not incorporated by reference in, and does not constitute a part of, this prospectus.

Luxembourg law provides that the Board of Directors is obliged to convene a general meeting of shareholders if shareholders representing, in the aggregate, at least 10% of the issued share capital so require in writing with an indication of the agenda. In such case, the general meeting of shareholders must be held within one month of the request. If the requested general meeting of shareholders is not held within one month, shareholders representing, in the aggregate, at least 10% of the issued share capital, may petition the competent president of the district court in Luxembourg to have a court appointee convene the meeting. Luxembourg law provides that shareholders representing, in the aggregate, at least 10% of the issued share capital may request that additional items be added to the agenda of a general meeting of shareholders. That request must be made by registered mail sent to the registered office at least five days before the holding of the general meeting of shareholders.

Voting Rights

Each share of our shares entitles the holder thereof to one vote at a general meeting of shareholders, subject to the provisions of our articles of incorporation. A shareholder may individually decide not to exercise and waive, temporarily or permanently, all or part of its voting rights and the exercise thereof. The waiving shareholder is bound by such waiver.  Our Board of Directors may also decide (subject the applicable majority requirements) to suspend the voting rights of any shareholder that it determines to be in breach of its obligations as described by our articles of incorporation, or any subscription, transaction, governance, shareholders or like agreement. In case the exercise of the voting rights has been waived by one or several shareholders or are suspended, such shareholders may attend any general meeting of shareholders but the shares they hold are not taken into account for the determination of the conditions of quorum and majority to be complied with.

Luxembourg law distinguishes between “ordinary” general meetings of shareholders and “extraordinary” general meetings of shareholders.

Extraordinary general meetings of shareholders are convened to resolve in particular on amendments to the articles of incorporation and certain other limited matters including those described below and are generally subject to the quorum and majority requirements described below. All other general meetings of shareholders are ordinary general meetings of shareholders.

Ordinary General Meetings of Shareholders. At an ordinary general meeting of shareholders there is no quorum requirement, and resolutions are adopted by a simple majority of the votes validly cast, irrespective of the number of shares represented. Abstentions are not considered “votes”.

Extraordinary General Meetings of Shareholders. An extraordinary general meeting of shareholders convened for the purpose of in particular (a) an increase or decrease of the authorized or issued share capital, (b) a limitation or exclusion of preemptive rights, (c) approving a legal merger or de-merger of Adecoagro, (d) dissolution of the Company or (e) an amendment of the articles of incorporation must generally have a quorum of at least 50% of our issued share capital except in limited circumstances provided for by Luxembourg law or our articles of incorporation. If such quorum is not reached, the extraordinary general meeting of shareholders may be reconvened, pursuant to appropriate notification procedures, at a later date with no quorum requirement applying.

Irrespective of whether the proposed actions described in the preceding paragraph will be subject to a vote at the first or a subsequent extraordinary general meeting of shareholders, such actions are generally subject to the approval of at least two-thirds of the votes validly cast at such extraordinary general meeting of shareholders (except in limited circumstances provided for by Luxembourg law or our articles of incorporation). Abstentions are not considered “votes”. Pursuant to our articles of incorporation, any direct or indirect amendment of certain provisions of our articles of incorporation are in addition to the majority required by law be subject to a 90% majority of the outstanding voting rights in the Company. Such provisions include provisions on shareholder (voting) rights and obligations, on the requirement that our Board of Directors shall include at least 3 independent directors, the majority requirement for decisions of our Board of Directors on related party transactions as referred to in our articles of incorporation, on the increased majority requirement for certain decisions by the general meeting of shareholders, and the provisions on the waiver and suspension of voting rights.

Appointment and Removal of Directors. Members of the Board of Directors may be elected by a simple majority of the votes validly cast at any general meeting of shareholders. The articles of incorporation also provide that in case of a vacancy the remaining directors may co-opt a director and fill such vacancy. Under the articles of incorporation, all directors are elected for a period of up to three years with such possible extension as provided therein provided however the directors shall be elected on a staggered basis, with one third (1/3) of the directors being elected each year and provided further that such three year term may be exceeded by a period up to the annual general meeting held following the third anniversary of the appointment. Any director may be removed with or without cause by a simple majority vote at any general meeting of shareholders.

If any shareholder controls greater than 50% of our outstanding shares, such shareholder shall be entitled to nominate a number of directors to our Board of Directors, rounded up to the next whole number, determined by multiplying: (i) the total number of directors on the Board of Directors by (ii) a fraction having a numerator equal to the aggregate number of our shares then beneficially owned by the relevant shareholder (and evidenced to us), and having a denominator equal to the total number of shares then issued and outstanding, provided that such number of candidates shall be reduced in order to comply with the requirement that a minimum of three directors be independent directors. Our articles of incorporation provide that our Board of Directors must always include at least 3 independent directors.

Neither Luxembourg law nor our articles of incorporation contain any restrictions as to the voting of our shares by non-Luxembourg residents.

Amendment to the Articles of Incorporation

Luxembourg law requires an extraordinary general meeting of shareholders to resolve upon an amendment to the articles of incorporation. The agenda of the extraordinary general meeting of shareholders must indicate the proposed amendments to the articles of incorporation.

An extraordinary general meeting of shareholders convened for the purpose of amending the articles of incorporation must generally have a quorum of at least 50% of our issued share capital. If such a quorum is not reached, the extraordinary general meeting of shareholders may be reconvened at a later date with no quorum according to the appropriate notification procedures. Irrespective of whether the proposed amendment will be subject to a vote at the first or a subsequent extraordinary general meeting of shareholders, the amendment is generally subject to the approval of at least two-thirds of the votes cast at such extraordinary general meeting of shareholders. Pursuant to our articles of incorporation, any direct or indirect amendment of certain provisions of our articles of incorporation are in addition to the majority required by law be subject to a 90% majority of the outstanding voting rights in the Company. Such provisions include provisions on shareholder (voting) rights and obligations, on the requirement that our Board of Directors shall include at least 3 independent directors, the majority requirement for decisions of our Board of Directors on related party transactions as referred to in our articles of incorporation, on the increased majority requirement for certain decisions by the general meeting of shareholders, and the provisions on the waiver and suspension of voting rights.

Any resolutions to amend the articles of incorporation must be taken before a Luxembourg notary and such amendments must be published in accordance with Luxembourg law.

Merger and Division

A merger by absorption whereby a Luxembourg company, after its dissolution without liquidation transfers to another company all of its assets and liabilities in exchange for the issuance to the shareholders of the company being acquired of shares in the acquiring company, or a merger effected by transfer of assets to a newly incorporated company, must, in principle, be approved by an extraordinary general meeting of shareholders of the Luxembourg company to be held before a notary. Similarly, the de-merger of a Luxembourg company is generally subject to the approval by an extraordinary general meeting of shareholders.

Liquidation

In the event of the liquidation, dissolution or winding-up of Adecoagro, the assets remaining after allowing for the payment of all liabilities will be paid out to the shareholders pro rata to their respective shareholdings. The decision to voluntarily liquidate, dissolve or wind-up require the approval by an extraordinary general meeting of shareholders of the Company to be held before a notary.

No Appraisal Rights

Neither Luxembourg law nor our articles of incorporation provide for any appraisal rights of dissenting shareholders.

Distributions

Subject to Luxembourg law, each share is entitled to participate equally in distributions if and when if declared by the general meeting of shareholders out of funds legally available for such purposes. Pursuant to the articles of incorporation, the general meeting of shareholders may approve distributions and the Board of Directors may declare interim distribution, to the extent permitted by Luxembourg law.

Declared and unpaid distributions held by us for the account of the shareholders shall not bear interest. Under Luxembourg law, claims for unpaid distributions will lapse in our favor five years after the date such distribution has been declared.

Annual Accounts

Each year the Board of Directors must prepare annual accounts, that is, an inventory of the assets and liabilities of Adecoagro together with a balance sheet and a profit and loss account. The Board of Directors must also prepare, each year, consolidated accounts and management reports on the annual accounts and consolidated accounts. The annual accounts, the management report and the auditor’s reports (inter alia) must be available for inspection by shareholders at the registered office of Adecoagro at least eight calendar days prior to the date of the annual general meeting of shareholders.

The annual accounts and the consolidated accounts, after approval by the annual general meeting of shareholders, will need to be filed with the Luxembourg registry of trade and companies within one month after the approval and no more than seven months after the close of the financial year.

Information Rights

Luxembourg law gives shareholders limited rights to inspect certain corporate records eight calendar days prior to the date of the annual general meeting of shareholders, including the annual accounts with the list of directors and auditors, the notes to the annual accounts, a list of shareholders whose shares are not fully paid-up, the management reports, the auditor’s report and in case of amendments to the articles, the text of the proposed amendments and the draft of the resulting consolidated articles.

Any registered shareholder is entitled to receive a copy of the annual accounts, the auditor’s reports and the management reports free of charge eight calendar days prior to the date of the annual general meeting of shareholders upon request.

Under Luxembourg law, it is generally accepted that a shareholder has the right to receive responses to questions concerning items on the agenda for a general meeting of shareholders, if such responses are necessary or useful for a shareholder to make an informed decision concerning such agenda item, unless a response to such questions could be detrimental to our interests.

One or more shareholders representing at least 10% of the share capital or 10% of the votes attached to all existing securities may ask the Board of Directors written questions on one or more management operations (opérations de gestion) of the company and, as the case may be, of subsidiaries it controls. In the latter case, the request must be assessed in view of the interest of the companies included within the consolidation. In the absence of response within a period of one month, these shareholders may apply to the court for the appointment of experts instructed to submit a report on the management operations targeted in the question.

Board of Directors

The management of Adecoagro is vested in a board of directors. Our articles of incorporation provide that the Board of Directors must comprise at least three members and no more than 11 members. The number of directors is determined and the directors are appointed at the general meeting of shareholders (except in case of a vacancy in the office of a director because of death, retirement, resignation, dismissal, removal or otherwise, the remaining directors may fill such vacancy and appoint a successor in accordance with applicable Luxembourg law).

If any shareholder controls greater than 50% of our outstanding shares, such shareholder shall be entitled to nominate a number of directors to our Board of Directors, rounded up to the next whole number, determined by multiplying: (i) the total number of directors on the Board of Directors by (ii) a fraction having a numerator equal to the aggregate number of our shares then beneficially owned by the relevant shareholder (and evidenced to us), and having a denominator equal to the total number of shares then issued and outstanding, provided that such number of candidates shall be reduced in order to comply with the requirement that a minimum of three directors be independent directors. Our articles of incorporation provide that our Board of Directors must always include at least 3 independent directors.

The directors are appointed for a period of up to three years; provided however the directors shall be elected on a staggered basis, with one-third of the directors being elected each year and provided further that such three-year term may be exceeded by a period up to the annual general meeting held following the third anniversary of the appointment. Directors may be removed with or without cause (ad nutum) by the general meeting of shareholders by a simple majority of votes cast at a general meeting of shareholders. The directors shall be eligible for re-election indefinitely. The general meeting of shareholders may dismiss one or more directors at any time, with or without cause by a resolution passed by simple majority vote, irrespective of the number of shares present at such general meeting of shareholders.

Currently our Board of Directors has eight members (see our report on Form 6-K with respect to the changes to the composition of our Board of Directors, which is incorporated by reference herein). Daniel C. Gonzalez resigned from the Board of Directors effective November 3, 2025. The Board of Directors meets as often as required by our interests.

A majority of the members of the Board of Directors in office (and able to vote) present or represented at a board meeting constitutes a quorum, and resolutions are, unless otherwise provided for by our articles of incorporation, adopted by the simple majority vote of the board members present or represented (and able to vote). The board may also take decisions by means of resolutions in writing signed by all directors. Any related party transaction is subject to the prior authorization of the Board deciding at simple majority provided that such majority includes at least a majority of the independent members of the Board of Directors.

Our board may delegate the daily management of the business of Adecoagro, as well as the power to represent Adecoagro in its day-to-day business, to individual directors or other officers or agents of the Company (with power to sub-delegate). In addition, the Board of Directors may delegate the daily management of the business of Adecoagro, as well as the power to represent Adecoagro in its day-to-day business to an executive or other committee as it deems fit. The Board of Directors shall determine the conditions of appointment and dismissal as well as the remuneration and powers of any person or persons so appointed.

The Board of Directors may (but shall not be obliged to unless required by law) establish one or more committees (including without limitation an audit committee, a risk and commercial committee, a strategy committee and a compensation committee) and for which it shall, if one or more of such committees are set up, appoint the members (who may be but do not need to be board members), determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable thereto (subject as to the audit committee as set forth in our articles of incorporation).

Currently our Board has set up five committees: the Audit Committee, the Talent Management & Compensation Committee, the Risk and Commercial Committee, the Strategy Committee and the ESG Committee. See our report on Form 6-K with respect to the changes to the composition of our Board of Directors, which is incorporated by reference herein.

No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the directors, member of any committee or officers of the Company is interested in, or is a director, associate, officer, agent, adviser or employee of such other company or firm. Any director, member of any committee or officer who serves as a director, officer or employee or otherwise of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm only, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.

In the event a Director or a member of any committee has a direct or indirect financial interest conflicting with that of the Company in a transaction which has to be considered by the Board of Directors or the committee, such Director or member of any committee shall indicate such conflict of interest to the Board or, as the case may be, the committee and shall not deliberate or vote on the relevant matter. Any conflict of interest arising at Board or at committee level shall be reported to respectively the next general meeting of shareholders or the Board of Directors’ meeting before any resolution as and to the extent required by law.

No shareholding qualification for directors is required.

Directors and other officers, past and present, are entitled to indemnification from us to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any claim, action, suit or proceeding in which he is involved by virtue of his being or having been a director. We may purchase and maintain for any director or other officer insurance against any such liability.

No indemnification shall be provided to any Director or officer against any liability to us or our shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. No indemnification will be provided in the event of a settlement (unless approved by a court of competent jurisdiction or the Board of Directors), nor will indemnification be provided in proceedings in which that director or officer has been finally adjudicated to have acted in bad faith and not in the interest of the Company.

Requirements on Related Party Transactions.

Any related party transaction (as defined under Item 7.B of Form 20-F promulgated by the SEC) shall be subject to the prior authorization of the Board of Directors deciding at simple majority provided that such majority includes at least a majority of the independent members of the Board of Directors.

Holding or Acquisition of Shares Above a Certain Threshold

Unless otherwise provided in our articles of incorporation, any person or group of persons acting in concert holding or acquiring eighty percent (80%) or more of the outstanding Shares or of the voting rights in the Company (including as a result of a repurchase of shares or other securities of the Company by (directly or indirectly) the Company or its subsidiaries), shall be obliged to make, or cause to be made, in each country where the Company's securities are admitted to trading on a Regulated Market (as defined in our articles of incorporation) and in each of the countries in which the Company has made a public offering of its shares, an unconditional public offer to acquire for cash all outstanding shares and securities giving access to shares, linked to the share capital or whose rights are dependent on the profits of the Company (hereafter, collectively, “securities linked to capital”), whether those securities were issued by the Company or by entities controlled or established by it or members of its group. Each of these public offers must be conducted in conformity and compliance with the legal and regulatory requirements applicable to public offers in each country concerned and be made in line with the provisions of our articles of incorporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare. The holders of our shares may elect to be entered in one of the registers and to be transferred from time to time from one register to another register provided that our Board of Directors may however impose transfer restrictions for shares that are registered, listed, quoted, dealt in, or have been placed in certain jurisdictions in compliance with the requirements applicable therein. The transfer to the register kept at the registered office of the Company in Luxembourg may always be requested by a shareholder.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR COMMON SHARES

We may issue rights to subscribe for our common shares. These rights may or may not be transferable by the security holder receiving the rights. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The terms of the rights to subscribe for common shares will be set forth in a prospectus supplement which, will describe, among other things:

•	the exercise price;

•	the aggregate number of rights to be issued;

•	the number of common shares purchasable upon exercise of each right;

•	the procedures for exercising the right;

•	the date upon which the exercise of rights will commence;

•	the expiration date;

•	the extent to which the rights are transferable;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed common shares;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

•	any other material terms of the rights.

Taxation

Material U.S. Federal Income Tax Considerations

The applicable prospectus supplement for any offers of common shares or rights to subscribe for common shares by the Company will contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Material Luxembourg Tax Considerations

Our Annual Report on Form 20-F (which is incorporated by reference herein) provides a discussion of Luxembourg tax consequences that may be relevant to prospective investors in our common shares or rights to subscribe for common shares. The applicable prospectus supplement for any offers of common shares by the Company may also contain information about any material Luxembourg tax considerations relating to the securities covered by such prospectus supplement.

Plan of Distribution

We may sell the securities offered by this prospectus:

•	through or to underwriters;

•	through or to dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of these methods.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the public offering price of the securities;

•	any discounts or concessions allowed or reallowed; and

•	confirm any exchange on which the securities will be listed, if any.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Certain persons participating in certain offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

If we use dealers in the sale, unless otherwise indicated in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly.

The prospectus supplement will name any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

Unless otherwise indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against certain civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Legal Matters

Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the common shares and rights to subscribe for common shares and other matters governed by Luxembourg law will be passed upon for us by Elvinger Hoss Prussen, société anonyme, Luxembourg and for the underwriters by a law firm named in the applicable prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Adecoagro S.A. for the year ended December 31, 2024, have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Profertil S.A. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus, have been audited by Deloitte & Co. S.A., independent auditors, as set forth in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing. The office of Deloitte & Co. S.A. is located at Carlos M. Della Paolera 261 4th floor, City of Buenos Aires, Argentina.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our common shares are listed on the NYSE. You can consult reports and other information about Adecoagro that it filed pursuant to the rules and regulations of the SEC.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 25, 2025;

•	our report on Form 6-K with respect to the changes to the composition of our Board of Directors, which was furnished to the SEC on April 30, 2025;

•	Exhibit 99.2 of our report on Form 6-K/A which was furnished to the SEC on December 1, 2025, which includes our unaudited condensed consolidated interim financial statements as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024 and the accompanying notes thereto;

•	our report on Form 6-K with respect to our management’s discussion and analysis of financial condition and results of operations for the nine months ended September 30, 2025 and 2024 which was furnished to the SEC on December 1, 2025;

•	our report on Form 6-K which was furnished to the SEC on December 1, 2025, which includes as exhibits the audited consolidated financial statements of Profertil S.A. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, and the accompanying notes thereto, and the unaudited condensed consolidated interim financial statements as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024 and the accompanying notes thereto; and

•	With respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge to the requester, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus at no cost, by writing or telephoning us at:

Adecoagro S.A.

28 Boulevard F.W. Raiffeisen,

L-2411, Luxembourg

Grand Duchy of Luxembourg

Telephone: +352-2644-9372

You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

41,379,311 Common Shares

Prospectus Supplement

Global Coordinators and Joint Book-Running Managers

J.P. Morgan	BofA Securities

Joint Book-Running Managers

BTG Pactual	Citigroup	Itaú BBA